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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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Polaris Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
763-542-0500
Fax: 763-542-0599

March 1, 2007

Dear Fellow Shareholder:

The Board of Directors of Polaris Industries Inc. joins me in extending a cordial invitation to attend our 2007 Annual Meeting of Shareholders which will be held at our corporate headquarters, 2100 Highway 55, Medina, Minnesota, 55340, on Thursday, April 19, 2007 at 9:00 a.m. local time.

In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris’ 2006 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

It is important that your shares be represented at the meeting whether or not you plan to attend in person. Please vote by returning your signed proxy card in the envelope provided or by using the telephone or Internet voting options indicated on the proxy card. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

We hope that you will be able to attend the meeting and we look forward to seeing you.

Sincerely,

Gregory R. Palen
Chairman of the Board

Enclosures

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
March 1, 2007

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Polaris Industries Inc. will hold its 2007 Annual Meeting of Shareholders at its corporate headquarters located at 2100 Highway 55, Medina, Minnesota, 55340, on Thursday, April 19, 2007. The meeting will begin at 9:00 a.m. local time. At the meeting, we will:

1. Elect the following directors:

•	One Class II director for a one-year term ending in 2008; and

•	Three Class I directors for three-year terms ending in 2010.

2. Approve the Polaris Industries Inc. 2007 Omnibus Incentive Plan.

3. Act on any other matters that may properly come before the meeting.

The Board recommends that shareholders vote FOR the director nominees named in the accompanying Proxy Statement. The Board recommends that shareholders vote FOR the approval of the Polaris Industries Inc. 2007 Omnibus Incentive Plan, as described in the accompanying Proxy Statement.

Only shareholders of record at the close of business on February 21, 2007 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Michael W. Malone
Vice President — Finance,
Chief Financial Officer and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote as soon as possible by telephone, Internet or mail.

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:	You can vote if you were a shareholder at the close of business on the record date of February 21, 2007. There were a total of 35,521,137 shares of the Company’s common stock outstanding on February 21, 2007. This Proxy Statement and proxy card, along with the Annual Report for 2006, are first being mailed to shareholders beginning March 1, 2007. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

• Election of one nominee as a Class II director for a one-year term ending in 2008. The Board of Directors’ nominee is William Grant Van Dyke.

• Election of three nominees as Class I directors for three-year terms ending in 2010. The Board of Directors’ nominees are Andris A. Baltins, Robert L. Caulk and Thomas C. Tiller.

• Approval of the Polaris Industries Inc. 2007 Omnibus Incentive Plan.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote FOR the director nominees named in the accompanying Proxy Statement. The Board recommends you vote FOR the approval of the Polaris Industries Inc. 2007 Omnibus Incentive Plan.

Q:	How many shares must be voted to approve each proposal?

A:	Quorum. A majority of the outstanding shares of the Company’s common stock represented in person or by proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 35,521,137 shares of Polaris common stock were issued and outstanding. A majority of those shares, or 17,760,569 shares of our common stock, will constitute a quorum for the purpose of electing directors or adopting proposals at the Annual Meeting. If you submit a valid proxy card or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes are counted for purposes of determining a quorum to transact business at the Annual Meeting.

Vote Required. Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes will have no effect on the voting for the election of directors.

Each of the other matters that may be acted upon at the meeting, including approval of the Polaris Industries Inc. 2007 Omnibus Incentive Plan, will be determined by the affirmative vote of the holders of a majority of the shares of Polaris common stock present in person or by proxy at the Annual Meeting and entitled to vote, assuming the presence of a quorum (provided that the number of shares voted in favor of each such proposal constitutes more than 25% of the outstanding shares of Polaris common stock). Abstentions and broker non-votes will have the effects on these proposals noted below.

Q:	What is the effect of broker non-votes and abstentions?

A:	A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to that proposal.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Accordingly, abstentions will have the same effect as votes against a proposal.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the Annual Meeting or by using one of the three following methods:

• Vote by phone, by dialing 1-800-560-1965 and following the instructions for telephone voting shown on the enclosed proxy card.

• Vote by Internet, by going to the web address http://www.eproxy.com/pii/ and following the instructions for Internet voting shown on the enclosed proxy card.

• Vote by proxy card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by phone or Internet, please do not mail your proxy card.

If you are a street-name shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted by:

• Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions or (2) following the Internet voting instructions or (3) completing, signing, dating and returning a new proxy card to the Company;

• Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your proxy; or

• Attending the meeting and voting your shares in person.

Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it — that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:	Wells Fargo Bank, N.A., the independent proxy tabulator used by the Company, will count the votes. A representative of Wells Fargo Bank, N.A. and Mark McCormick, the corporate controller of the Company, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?

A:	All proxy cards and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

• To allow Wells Fargo Bank, N.A. to tabulate the vote;

• To allow Mark McCormick, the corporate controller of the Company, and a representative of Wells Fargo Bank, N.A. to certify the results of the vote; and

• To meet applicable legal requirements.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Polaris Restricted Stock Plan, the Polaris Employee Stock Ownership Plan, the Polaris Employee Stock Purchase Plan and the Polaris 401(k) Retirement Savings Plan.

Q:	What happens if I don’t vote shares that I own?

A:	For shares registered in your name. If you do not vote shares that are registered in your name by proxy through the mail, telephone or Internet as described on the proxy card, or by voting in person at the Annual Meeting, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See effect of “broker non-votes” as described above. The proposal to approve the Polaris Industries Inc. 2007 Omnibus Incentive Plan is a “non-discretionary” item and may not be voted on by a broker absent specific voting instructions from the beneficial owner.

For shares held in certain employee plans. If you hold shares in the Employee Stock Ownership Plan or the 401(k) Retirement Savings Plan and you do not submit your voting instructions by proxy through the mail, telephone or Internet as described on the proxy card, those shares will be voted in the manner described in the following two questions.

Q:	How are Polaris common shares in the Polaris Employee Stock Ownership Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris Employee Stock Ownership Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account as directed by the committee that administers the plan. Votes under the Polaris Employee Stock Ownership Plan receive the same confidentiality as all other votes.

Q:	How are Polaris common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris 401(k) Retirement Savings Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k)

Retirement Savings Plan participants vote their shares. Votes under the Polaris 401(k) Retirement Savings Plan receive the same confidentiality as all other votes.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals due for the 2008 Annual Meeting of the Shareholders?

A:	If you want to present a proposal from the floor at the 2008 Annual Meeting, you must give the Company written notice of your proposal no later than January 19, 2008. Your notice should be sent to the Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota, 55340.

If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal in writing to the Secretary so it is received at the above address by November 7, 2007.

Q:	How is this proxy solicitation being conducted?

A:	Polaris hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $12,000, plus out-of-pocket expenses. Polaris will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. In addition, some employees of the Company and its subsidiaries may solicit proxies. D.F. King & Co., Inc. and employees of the Company may solicit proxies in person, by telephone and by mail. No employee of the Company will receive special compensation for these services, which the employees will perform as part of their regular duties.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of February 14, 2007 by each person known to the Company who then beneficially owned more than 5% of the outstanding shares of common stock, each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table on page 38 and all current executive officers and directors as a group. As of February 14, 2007, there were 35,509,003 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to common stock equivalents credited as of February 14, 2007 to the accounts of each director under the Company’s Deferred Compensation Plan for Directors that is described in this Proxy Statement under the heading “Corporate Governance — Director Compensation.”

	Shares
	Beneficially	Percent	Common Stock
Name and Address of Beneficial Owner	Owned	of Class	Equivalents(12)

AMVESCAP PLC(1)	5,303,573	14.9%
Barclay’s Global Investors, N.A.(2)	1,855,812	5.2%
Thomas C. Tiller(3)(4)	2,206,128	5.9%
Chief Executive Officer and Director
Michael W. Malone(4)	128,883	*
Vice President — Finance, Chief Financial Officer and Secretary
Bennett J. Morgan(4)	108,404	*
President and Chief Operating Officer
Jeffrey A. Bjorkman(4)(5)	110,004	*
Vice President — Operations
John B. Corness(4)	99,739	*
Vice President — Human Resources
Andris A. Baltins(6)(7)	41,150	*	21,200
Director
Robert L. Caulk(7)(8)	8,200	*	2,360
Director
Annette K. Clayton(7)	12,000	*	4,176
Director
John R. Menard, Jr.(7)	16,000	*	6,440
Director
Gregory R. Palen(7)(9)	33,427	*	29,505
Non-executive Chairman of the Board of Directors
R. M. (Mark) Schreck(7)	19,890	*	9,005
Director
William Grant Van Dyke(10)	1,000	*	704
Director
Richard A. Zona(7)	22,500	*	9,087
Director
All directors and current executive officers as a group (15 persons)(3)(4)(6)(11)	2,905,508	7.7%	82,477

*	Indicates ownership of less than 1%.

(1)	The address for AMVESCAP PLC and its subsidiaries (collectively, “AMVESCAP”) is 30 Finsbury Square, London EC2A 1AG, England. AMVESCAP, an investment adviser, has sole voting and dispositive power with respect to 5,303,573 shares. This information was reported on the Schedule 13G dated February 14, 2007 filed by AMVESCAP with the Securities and Exchange Commission. This Schedule 13G reports that said 5,303,573 shares represent 13.57% of the Company’s outstanding shares of Common Stock, which percentage is consistent with the 39,085,840 shares of the Company’s common stock outstanding on October 23, 2006, as reported in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 27, 2006. After giving effect to the Company’s accelerated share repurchases in December 2006 and other ordinary course share transactions, there were 35,509,003 shares of the Company’s Common Stock outstanding as of February 14, 2007 and, accordingly, said 5,303,573 shares reported in the Schedule 13G constitute ownership of approximately 14.94% of the Company’s outstanding shares of Common Stock as of that date. The Company has advised AMVESCAP of the effect of the Company’s December 2006 share repurchases on its percentage ownership.

(2)	The address for Barclay’s Global Investors, N.A. and its affiliates (collectively, “Barclays”) is 45 Fremont Street, San Francisco, CA 94105. Barclays, an investment advisor, has sole voting power with respect to 1,703,507 shares and sole dispositive power with respect to 1,855,812 shares. This information was reported on the Schedule 13G dated November 9, 2006 filed by Barclays with the Securities and Exchange Commission. This Schedule 13G reports that said 1,855,812 shares represent 4.75% of the Company’s outstanding shares of common stock, which percentage is consistent with the 39,085,840 shares of the Company’s common stock outstanding on October 23, 2006, as reported in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 27, 2006. After giving effect to the Company’s accelerated share repurchases in December 2006 and other ordinary course share transactions, there were 35,509,003 shares of the Company’s common stock outstanding as of February 14, 2007 and, accordingly, said 1,855,812 shares reported in the Schedule 13G would constitute ownership of approximately 5.22% of the Company’s outstanding shares of common stock as of that date. The Company has advised Barclay’s of the effect of the Company’s December 2006 share repurchases on its percentage ownership.

(3)	Includes 123,000, 25,000, 19,688, 11,250 and 12,000 restricted shares of common stock awarded to Messrs. Tiller, Malone, Morgan, Bjorkman and Corness, respectively, and 215,438 aggregate restricted shares of common stock awarded to all executive officers as a group under the Polaris Industries Inc. Restricted Stock Plan. An aggregate of 213,438 restricted shares become freely tradeable only upon the Company achieving certain compounded earnings growth targets and an aggregate of 2,000 restricted shares become freely tradeable three years after the date of issuance provided that the holder continues to be an employee of the Company.

(4)	Includes 1,865,000, 44,624, 46,400, 52,730 and 61,576 shares subject to stock options that were granted to Messrs. Tiller, Malone, Morgan, Bjorkman and Corness, respectively, and 2,126,844 aggregate shares subject to stock options that were granted to all executive officers as a group under the Polaris Industries Inc. 1995 Stock Option Plan which are or will become vested and exercisable on or before April 30, 2007.

(5)	Includes 20 shares held by Mr. Bjorkman’s daughter, who shares Mr. Bjorkman’s household, as to which beneficial ownership is disclaimed.

(6)	Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which Mr. Baltins is a member and which serves of counsel to the Company, beneficially own 9,050 shares.

(7)	Includes 8,000 shares for Mr. Caulk, 12,000 shares for Ms. Clayton, and 16,000 shares for each of the other non-employee directors subject to annual stock option grants under the Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan, which are or will become vested and exercisable on or before April 19, 2007.

(8)	Includes 200 shares maintained in brokerage accounts registered in Mr. Caulk’s name as Custodian under the Delaware Uniform Transfers to Minors Act for the benefit of two minor children, as to which beneficial ownership is disclaimed.

(9)	Includes 27 shares held by Mr. Palen’s daughter, as to which beneficial ownership is disclaimed.

(10)	Includes 1,000 shares which are held in a revocable trust, over which Mr. Van Dyke, as trustee, has sole voting and dispositive power.

(11)	Includes 2,400 shares held by Mr. Blackwell, Vice President — Victory Motorcycles and International Operations, which are pledged as collateral for a loan.

(12)	Represents the number of common stock equivalents credited as of February 14, 2007 to the accounts of each non-employee director, as maintained by the Company under the Polaris Industries Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board of Directors. The plan is described in this Proxy Statement in the narrative section following the Director Compensation Table.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Independence

Our Board of Directors has adopted Corporate Governance Guidelines, which may be viewed online on our website at www.polarisindustries.com or may be obtained in print by any shareholder who requests it. Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the New York Stock Exchange (“NYSE”), a majority of the members of the Board of Directors must be independent as determined by the Board of Directors. In making its determination of independence, among other things, the Board of Directors must have determined that the director has no material relationship with Polaris either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Polaris. The Board of Directors has determined that Ms. Clayton and Messrs. Caulk, Menard, Palen, Schreck, Van Dyke and Zona are independent and that Mr. Fruhan was independent during his term of service as a director. The Board of Directors has also determined that Mr. Baltins is independent for all purposes other than service on the Company’s Audit Committee because he is a member of one of the law firms that provides legal services to the Company. Mr. Tiller, our Chief Executive Officer, is not considered to be independent by the Board of Directors. Accordingly, a majority of our Board of Directors is considered to be independent. Additionally, all current members of our Audit, Compensation and Corporate Governance and Nominating Committees are considered to be independent.

Mr. Pierer resigned from the Board of Directors of the Company effective August 3, 2006. Mr. Pierer was not considered to be independent by the Board of Directors based on his relationship to Cross Industries AG under the Call Option Agreement (as described under the section entitled “Corporate Governance — Certain Relationships and Related Transactions” on page 11 of this Proxy Statement).

The Company obtains certain engine design consulting services from Menard Competition Technologies and Menard Engineering Limited (collectively, the “MCT Companies”), wholly owned subsidiaries of Menard, Inc. The MCT Companies were selected as a design consultant by the Company’s engineering group after a competitive proposal process and review. The Board of Directors considered Mr. Menard’s status as a shareholder of Menard, Inc. in determining that he is independent.

We have also adopted a Code of Business Conduct and Ethics applicable to all employees, including our Chief Executive Officer, our Chief Financial Officer and all other senior executives, and the directors. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at www.polarisindustries.com and in print to any shareholder who requests it.

Communications with the Board

Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the Board of Directors. Any shareholder or other interested party who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota, 55340.

All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine that the communication is a message to our directors and will be relayed to the appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement or other promotional material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

Board Meetings

During 2006, the full Board of Directors met seven times, four of which were in person. Each of the in-person meetings was preceded and/or followed by an executive session of the Board of Directors without management in attendance, chaired by either Mr. Palen or the chair of the Corporate Governance and Nominating Committee. Each of our directors attended 75% percent or more of the meetings of the Board of Directors and any committee on which they served in 2006. The Board also acted through three written actions in 2006. The Company does not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the committees on which they serve. All members of the Board of Directors attended our 2006 Annual Meeting, except for William Grant Van Dyke, who was elected to the Board effective July 19, 2006.

Committees of the Board and Meetings

The Board of Directors has designated four standing committees. The Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Technology Committee each operate under a written charter which is available for review on our website at http://www.polarisindustries.com and is also available in print to any shareholder who requests it. The current membership of each committee and its principal functions, as well as the number of times it met during fiscal 2006, are described below.

Audit Committee

Members:	Annette K. Clayton William Grant Van Dyke Richard A. Zona, Chair

All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE. Additionally, Mr. Van Dyke and Mr. Zona have each been determined by the Board of Directors to be an “Audit Committee Financial Expert” as that term has been defined by the Securities and Exchange Commission (the “SEC”). None of the members of the Audit Committee currently serve on the audit committees of more than three public companies.

Purpose:	The Audit Committee assists the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities. The Audit Committee’s primary purposes are to:

• assist the Board of Directors in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, (d) the responsibilities, performance, budget and staffing of the Company’s internal audit function and (e) the performance of the Company’s independent auditor;

• prepare the Audit Committee Report that appears later in this Proxy Statement;

• serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system; and

• provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board of Directors.

The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such independent auditor reports directly to the Audit Committee. This committee met nine times during 2006.

Compensation Committee

Members:	Andris A. Baltins Robert L. Caulk, Chair Richard A. Zona

All members of the Compensation Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Purpose:	The Compensation Committee’s duties and responsibilities include, among other things, the responsibility to:

• Assist the Board of Directors in establishing a philosophy and policies regarding executive and director compensation;

• Provide oversight to the administration of the Company’s director and executive compensation programs;

• Administer the Company’s stock option, restricted stock and other equity-based and cash incentive plans;

• Review and approve the compensation of executive officers and senior management;

• Review and discuss the Compensation Discussion and Analysis that appears later in this Proxy Statement and prepare any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including the Compensation Committee Report that appears later in this Proxy Statement; and

• Review with the Chief Executive Officer a written procedure for the efficient transfer of his responsibilities in the event of his sudden incapacitation or departure, including recommendations for longer-term succession planning.

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain independent counsel and other independent experts or consultants. The committee has the sole authority to select, retain and terminate a compensation consultant and to approve the consultant’s fees and other retention terms. The committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 of the Securities Exchange Act, as in effect from time to time, and/or (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

The Compensation Committee retained Hewitt Associates, Inc. (“Hewitt”) to act as its compensation consultant during the year ended December 31, 2006. The Compensation Committee uses Hewitt’s services principally to collect market information on a variety of executive pay and design issues, to assist in the design and review of various programs affecting the compensation of executives and other employees, to consult on various technical issues related to compensation and benefits, and from time to time to review and assist the Compensation Committee in the development of employment contracts with the Company’s Chief Executive Officer. The Compensation Committee expects that Hewitt, when necessary, will work with management in its various efforts in order to fully understand the details of various compensation programs and the underlying business and human resource issues they are meant to address.

The Compensation Committee works with the Chief Executive Officer, the President and Chief Operating Officer and the Vice President — Human Resources in determining the base salary and annual and long-term incentive targets and opportunities of Company executives. The committee also has the power to delegate the approval of grants of certain stock options and performance restricted share awards to subcommittees consisting solely of members of senior management of the Company. The Compensation Committee met five times during 2006 and acted through four written actions.

Corporate Governance and Nominating Committee

Members:	Andris A. Baltins, Chair John R. Menard, Jr. R. M. (Mark) Schreck

All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Purpose:	The Corporate Governance and Nominating Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described under “Submission of Shareholder Proposals and Nominations” that appears later in this Proxy Statement. The committee also is responsible for recommending to the Board of Directors any revisions to the Company’s Corporate Governance Guidelines. This committee acted through five written actions during 2006.

Technology Committee

Members:	Annette K. Clayton John R. Menard, Jr. Gregory R. Palen

R. M. (Mark) Schreck, Chair Thomas C. Tiller

Purpose:	The Technology Committee provides oversight of the Company’s product plans, technology development and related business processes. The committee reviews (1) product and technology development plans to ensure the continuous flow of innovative, differentiated, leadership products in the markets currently served by the Company, (2) plans for growth through new products serving adjacent markets, (3) new technology development and plans for insertion of new technology into the long-range product plan, (4) major competitive moves and the Company’s response plan, (5) the adequacy of the processes, tools, facilities and technology leadership of the Company’s product and technology development, (6) the costs, benefits and risks associated with major product development programs and related facility investments, (7) plans to address changing regulatory requirements, (8) strategic sourcing plans for products and technology and (9) quality initiatives to ensure that the quality of Polaris products meets or exceeds customer expectations. This committee met two times during 2006.

Certain Relationships and Related Transactions

The law firm of Kaplan, Strangis and Kaplan, P.A. (“KSK”) provides ongoing legal services to the Company and certain subsidiaries in connection with various matters. Andris A. Baltins, a member of the Board of Directors, is a member of that firm. During 2006, KSK received $508,390 in legal fees from the Company.

On August 11, 2005 and September 7, 2005, the Company, through its Austrian subsidiary, purchased a 24.9% interest in KTM Power Sports AG (“KTM”) from an institutional investor for $85.4 million. On July 18, 2005, the Company entered into a Call Option Agreement (the “Call Option Agreement”) with respect to the shares of KTM with Cross Industries AG (“Cross”). The shareholders of Cross are Pierer GmbH and Knünz GmbH, each beneficially owning 50% of the share capital and the voting rights of Cross. Stefan Pierer, the beneficial owner of 100% of the share capital and voting rights of Pierer GmbH, was appointed to our Board of Directors effective October 20, 2005. The Call Option Agreement granted each party a series of call rights to acquire the other’s ownership interest in KTM, which rights were generally to become exercisable in October 2007. On July 28, 2006 the Company announced that it would continue its strategic partnership with KTM at an operational and technical level but that it no longer anticipated that it would acquire a majority interest in KTM. Mr. Pierer tendered his resignation from our Board of Directors effective August 3, 2006. On December 22, 2006, the Company and Cross cancelled the Call Option Agreement and entered into a share purchase agreement for the sale by the Company of approximately 1.38 million shares of KTM, or approximately 80 percent of its investment in KTM, to a subsidiary of Cross for a purchase price of approximately 58.5 million Euros. The agreement provided for completion of the sale of KTM shares in two stages. On February 20, 2007, Polaris and Cross completed the sale of approximately 1.11 million shares for a purchase price of approximately 47.0 million Euros. The completion of the sale of an additional 0.27 million shares is to take place on or before June 15, 2007. At the conclusion of the second stage of the transaction, Polaris will then hold ownership of approximately 0.34 million shares, representing slightly less than 5 percent of KTM’s outstanding shares.

Polaris’ Code of Business Conduct and Ethics, which is applicable to all employees, officers and directors of Polaris, prohibits conflict of interest transactions. The following transactions constitute a conflict of interest:

•	Outside Employment. The act of engaging in any business outside of Polaris if it makes it difficult for an employee, officer or director to perform his or her Polaris work objectively and effectively. Polaris policies prohibit any employee, officer or director from accepting simultaneous employment with a Polaris supplier, customer, developer, or competitor, and from taking part in any activity that enhances or supports a competitor’s position.

•	Outside Directorships. Service as a director of any company in competition with Polaris. The code allows employees, officer and directors to serve as a director of a Polaris supplier, customer or developer; however, it requires notice of such service to the Chief Financial Officer prior to accepting the directorship.

•	Business Interests. Certain investments by an employee, officer, director or immediate family member thereof in the business interests of customers, suppliers, developers and competitors. Such persons must first take great care to ensure that these investments do not compromise his or her responsibilities to Polaris. Factors to consider in determining whether a conflict situation exists include the size and nature of the investment; his or her ability to influence Polaris decisions; his or her access to the confidential information of Polaris or the other company, and the nature of the relationship between Polaris and the other company.

•	Related Parties. The conduct of Polaris business by an employee, officer or director with a family member or with a business in which a family member is associated in any significant role.

•	Loans. Loans to, guarantees of obligations of, employees, officers, directors and their family members by the Company are of special concern.

Employees, officers and directors must obtain a waiver prior to engaging in a conflict of interest transaction. Waivers of the prohibition for officers and directors may only be made by the Audit Committee of the Board of Directors or, at the discretion of the Audit Committee, by the full Board of Directors. In addition, when a potential related person transaction, arrangement or relationship between a director and the Company becomes known, it is presented to the Corporate Governance and Nominating Committee, which then reviews the relationship and presents a description to the full Board of Directors. The potentially interested director recuses himself or herself from the deliberations by the Board of Directors in which a determination is made as to whether the relationship impacts such person’s independence for purposes of serving as a director.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are considered independent under our Corporate Governance Guidelines. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or compensation committee of any other company.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Company’s common stock with the SEC. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely upon a review of the reports filed by the executive officers and directors during 2006 and written representations that no other reports were required, the Company believes that, during the year ended December 31, 2006, all filing requirements applicable to its directors, executive officers and 10% beneficial owners, if any, were complied with, except that the Company failed to timely file a Form 4 (i) for Mary P. McConnell with respect to the disposition of 3,271 shares of common stock, which were withheld by the Company to pay taxes associated with the vesting of restricted stock on March 31, 2006; (ii) for Gregory R. Palen and Robert L. Caulk with respect to grants of common stock equivalents on April 20, 2006; (iii) for William E. Fruhan, Jr. with respect to grants of common stock equivalents on April 3, 2006 and April 20, 2006; and (iv) for William Grant Van Dyke with respect to a grant of common stock equivalents on July 19, 2006.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the responsibilities, performance, budget and staffing of the Company’s internal audit function, and (5) the performance of the Company’s independent auditor, which reports directly to the Audit Committee. The Audit Committee is comprised of three directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.

In performing our oversight responsibilities, we have reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2006 with management and with representatives of the independent registered public accounting firm of Ernst & Young LLP (“E&Y”), the Company’s independent auditors. We also reviewed, and discussed with management and representatives of E&Y, management’s assessment and report and E&Y’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90. We have received from the Company’s independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed the independence of E&Y with representatives of such firm. We are satisfied that the non-audit services provided to the Company by the independent auditors are compatible with maintaining their independence.

Management is responsible for Polaris’ system of internal controls and the financial reporting process. E&Y is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. Our committee’s responsibility is to monitor and oversee these processes.

In reliance on the reviews and discussions referred to in this Report, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

AUDIT COMMITTEE

Richard A. Zona, Chair
Annette K. Clayton
William Grant Van Dyke

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has engaged the independent registered public accounting firm of E&Y as independent auditors to examine the Company’s accounts for the fiscal year ending December 31, 2006. Representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees.  The aggregate audit fees paid to E&Y for the fiscal years ended December 31, 2006 and December 31, 2005, were $777,000 and $717,000, respectively. These fees include amounts for the audit of the Company’s consolidated annual financial statements, statutory audits at certain foreign subsidiaries and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, including services related thereto such as attest services and consents. These amounts also include fees related to testing of the Company’s internal controls over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  The aggregate audit-related fees paid to E&Y for the fiscal years 2006 and 2005 were $141,000 and $117,000, respectively. These fees related to the audit of Polaris Acceptance, the audit of employee benefit plans, assistance related to potential transactions and the issuance of certain industry reports.

Tax Fees.  The aggregate fees billed by E&Y for tax services rendered for the fiscal years 2006 and 2005 were $115,000 and $51,000, respectively. These fees primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries.

All Other Fees.  There were no other fees paid to E&Y for the years ended December 31, 2006 and December 31, 2005.

Audit Committee Pre-Approval Requirements.  The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent auditor, (ii) all significant non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by E&Y during fiscal 2006 were pre-approved pursuant to the procedures outlined above.

PROPOSAL 1 — ELECTION OF DIRECTORS

General Information

The Board of Directors of the Company is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms. The Class I directors currently serving on the Board, whose terms expire at the 2007 Annual Meeting, are Messrs. Andris A. Baltins, Robert L. Caulk and Thomas C. Tiller. In addition, the Board of Directors appointed William Grant Van Dyke as a Class II director, effective July 19, 2006, to fill the vacancy created by an increase in the number of directors from eight to nine. Mr. Van Dyke has consented to serve a one-year term, which will expire at the 2008 Annual Meeting when the term of all Class II directors will expire.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board of Directors proposes that the following nominee, who is currently serving as a Class II director, be elected as a Class II director for a one-year term expiring in 2008:

William Grant Van Dyke

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board of Directors also proposes that the following nominees, all of whom are currently serving as Class I directors, be elected as Class I directors for three-year terms expiring in 2010:

Andris A. Baltins
Robert L. Caulk
Thomas C. Tiller

The persons named in the enclosed proxy intend to vote your proxy for the election of each of the four nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. If you are voting by telephone or on the Internet, you will be told how to withhold your vote from some or all of the nominees. Each nominee elected as a director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

After the election of one Class II director and three Class I directors at the Annual Meeting, the Board will consist of nine directors, including five continuing directors whose present terms extend beyond this Annual Meeting (Classes I, II and III will each consist of three members). There are no family relationships between or among any executive officers or directors of the Company.

We expect each nominee standing for election as a Class I director and Class II director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy card.

The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

Information Concerning Nominees and Directors

The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

Director Nominee — Class II (Term Ending 2008)

William Grant Van Dyke	Director since 2006
Mr. Van Dyke, 61, was the Chairman of the Board of Donaldson Company, Inc., a leading worldwide provider of filtration systems and replacement parts, from August 2004 until his retirement in 2005. He was Chairman, President and Chief Executive Officer of Donaldson Company from 1996 to August 2004 and held various financial and management positions from 1980 to 1996. Mr. Van Dyke also serves as a director of Graco Inc. and Alliant Techsystems Inc. Mr. Van Dyke is a member of our Audit Committee.

Director Nominees — Class III (Term Ending 2010)

Andris A. Baltins	Director since 1994
Mr. Baltins, 61, has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A. since 1979. Mr. Baltins is a member of the boards of Affinity Group Holding, Inc. and its wholly-owned subsidiary, Affinity Group, Inc., a member-based direct marketing and specialty merchandise retailer targeting recreational vehicle owners and outdoor enthusiasts. He also serves as a director of various private and non-profit corporations. Mr. Baltins serves as the Chair of our Corporate Governance and Nominating Committee and is also a member of the Compensation Committee.

Thomas C. Tiller	Director since 1998
Mr. Tiller, 45, is the Chief Executive Officer of the Company and was the President and Chief Executive Officer of the Company from 1999 to April 2005. From July 15, 1998 to May 20, 1999, Mr. Tiller served as the Company’s President and Chief Operating Officer. From 1983 to 1998, Mr. Tiller held a number of design, marketing and plant management positions with General Electric Corporation, most recently as Vice President and General Manager of G.E. Silicones. Mr. Tiller also serves as a director of KTM Power Sports AG. Mr. Tiller is a member of our Technology Committee.

Robert L. Caulk	Director since 2004
Mr. Caulk, 55, was the Chairman and Chief Executive Officer of United Industries Corporation, a manufacturer and marketer of consumer products, from 2001 through 2005 and was its President and Chief Executive Officer from 1999 to 2001. He served as the President and Chief Executive Officer of Spectrum Brands, North America, following its acquisition of United Industries in 2005, until February 2006. From 1995 to 1999 Mr. Caulk held the positions of President and Executive Vice President of Clopay Building Products. Mr. Caulk also serves as a director of several corporate and non-profit boards, including Sligh Furniture Company and the St. Louis Academy of Science. Mr. Caulk serves as the Chair of our Compensation Committee.

Director Continuing in Office — Class II (Term Ending 2008)

R. M. (Mark) Schreck	Director since 2000
Mr. Schreck, 62, is a registered professional engineer and retired Vice President, Technology, General Electric Company. He has been the President of RMS Engineering, LLC, an engineering and business consulting business, and a member of the staff of the University of Louisville Speed School of Engineering since January 1998. Mr. Schreck also serves as a director of the Kentucky Science and Technology Corporation, a private, nonprofit organization. Mr. Schreck serves as the Chair of our Technology Committee and is also a member of our Corporate Governance and Nominating Committee.

John R. Menard, Jr.	Director since 2001
Mr. Menard, 67, has been the President and a director of Menard, Inc., a building materials and home improvement retailing business, since February 1960. Mr. Menard serves as a member of our Corporate Governance and Nominating Committee and our Technology Committee.

Director Nominees — Class III (Term Ending 2009)

Gregory R. Palen	Director since 1994
Mr. Palen, 51, was elected to serve as the non-executive Chairman of our Board of Directors in May 2002 and has been Chairman of Spectro Alloys, an aluminum manufacturing company, since 1989 and Chief Executive Officer of Palen/Kimball Company, a heating and air conditioning company, since 1983. He is a director of Valspar Corporation, a painting and coating manufacturing company. Mr. Palen also serves as a director of Opus Northwest, LLC, a construction and real estate development company, and Fabcon, a manufacturer of structural concrete wall panels. Mr. Palen is also a director of various private and non-profit corporations. Mr. Palen is a member of our Technology Committee.

Richard A. Zona	Director since 2000
Mr. Zona, 62, was the Vice-Chairman of U.S. Bancorp, a regional bank holding company, from 1996 until his retirement in 2000. Mr. Zona joined U.S. Bancorp, then known as First Bank System, Inc., as Executive Vice President and Chief Financial Officer in 1989 and served as Vice Chairman and Chief Financial Officer from 1991 to 1996. Mr. Zona, a certified public accountant, was with Ernst & Young from 1970 to 1989. Mr. Zona is a director of New Century Financial Corporation, a mortgage banking company. Mr. Zona serves as the Chair of our Audit Committee and is also a member of our Compensation Committee.

Annette K. Clayton	Director since 2003
Ms. Clayton, 43, has been the Vice President, Manufacturing for the Americas of Dell Corporation since February 2006. From June 2005 until February 2006, Ms. Clayton served as Vice President, General Motors North American Quality and a member of the GM North American Strategy Board. Prior to that assignment she was the President and a director of Saturn Corporation, a subsidiary of General Motors Corporation, since April 2001. She was the Executive Director of Global Manufacturing Systems — Quality of General Motors Corporation from April 2000 to April 2001. From 1983 to 2000, Ms. Clayton held a number of production, engineering and management positions at General Motors’ assembly plants in Moraine, Ohio; Fort Wayne, Indiana; and Oshawa, Ontario. She is a governing board member for the Massachusetts Institute of Technology (MIT) and a member of the External Advisory Board for the College of Engineering and Computer Science at Wright State University. Ms. Clayton is a member of our Audit Committee and Technology Committee.

PROPOSAL 2 — APPROVAL OF 2007 OMNIBUS INCENTIVE PLAN

Upon the recommendation of the Compensation Committee, the Board of Directors has adopted the Polaris Industries Inc. 2007 Omnibus Incentive Plan (the “Omnibus Plan”) and is submitting it to the shareholders for approval. If approved by the shareholders, the Omnibus Plan will become “effective” (as such term is used in the Omnibus Plan) as of February 20, 2007. No awards will be made under the Omnibus Plan until the Omnibus Plan is approved by shareholders. The Omnibus Plan is a new long-term stock incentive plan intended to facilitate the continued use of long-term equity-based incentives and rewards for the benefit of the Company’s employees, directors and consultants, which are currently provided under several separate incentive and compensatory plans. If the Omnibus Plan is approved by shareholders, the Polaris Industries Inc. 1995 Stock Option Plan, the 1999 Broad Based Stock Option Plan, the Restricted Stock Plan and the 2003 Non-employee Director Stock Option Plan (collectively, the “Prior Plans”) will be frozen and no further grants or awards will be made under such plans. The Board believes that administering all future stock and equity-based awards under a single plan in lieu of such awards under the Prior Plans would increase the efficiency and effectiveness of the Company’s equity programs, reduce administrative and regulatory costs and create greater transparency with respect to the Company’s equity compensation practices. However, the Prior Plans will continue in effect after approval of the Omnibus Plan for so long as and solely to the extent necessary to administer previously-granted awards that remain outstanding under such plans. If the Omnibus Plan is not approved by the Company’s shareholders, the Prior Plans will remain in effect according to their terms and the Company may continue to make stock and equity-based awards under such plans.

The Board’s approval of the Omnibus Plan is subject to the approval of the Company’s shareholders. Shareholder approval of the Omnibus Plan is desired, among other reasons, to ensure the tax deductibility by the Company of awards under the Omnibus Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and to meet the listing requirements of the New York Stock Exchange.

The material features of the Omnibus Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Omnibus Plan, the full text of which is set forth as Annex A to this Proxy Statement.

Administration

The Omnibus Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee has the authority to determine, within the limits of the express provisions of the Omnibus Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Compensation Committee generally has discretion to delegate its authority under the Omnibus Plan to another committee of the Board or a subcommittee, or to such other party or parties, including officers of the Company, as the committee deems appropriate.

Types of Awards

Awards under the Omnibus Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options.  The Compensation Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Compensation Committee.

The exercise price for stock options will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On February 21, 2007, the market price per share of the Company’s common stock was $51.50 based on the closing price of the common stock on the New York Stock Exchange on such date.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years.

At the Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the committee (including one or more forms of “cashless” exercise).

Stock Appreciation Rights.  The Compensation Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the SAR is granted. Upon exercise of a SAR, payment may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Compensation Committee (including one or more forms of “cashless” exercise). SARs must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant.

Restricted Shares and Restricted Units.  The Compensation Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified Company performance targets over the forfeiture period.

The Compensation Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of Company performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Compensation Committee.

For participants who are subject to Section 162(m) of the Code, the Company performance targets described in the preceding two paragraphs may be established by the Compensation Committee, in its discretion, based on one or more of the following measures (the “Performance Goals”):

•	Net earnings or net income (before or after taxes)

•	Earnings per share or earnings per share growth, total units, or unit growth

•	Net sales, sales growth, total revenue, or revenue growth

•	Net operating profit

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment)

•	Earnings before or after taxes, interest, depreciation, and/or amortization

•	Gross or operating margins

•	Productivity ratios

•	Share price or relative share price (including, but not limited to, growth measures and total shareholder return)

•	Expense targets

•	Margins

•	Operating efficiency

•	Market share or change in market share

•	Customer retention or satisfaction

•	Working capital targets; and

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital)

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Compensation Committee.

Performance Awards.  The Compensation Committee may grant performance awards to participants under such terms and conditions as the committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined Company performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee.

Award periods will be established at the discretion of the Compensation Committee. The performance targets will also be determined by the committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Compensation Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Units” above. To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Compensation Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards.  The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Compensation Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Compensation Committee.

Cash-Based Awards.  The Compensation Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Compensation Committee. The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•	The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Compensation Committee to be subject to Section 162(m) of the Code.

•	The targets for annual incentive payments to “covered employees” (as defined in Section 162(m) of the Code) will consist only of one or more of the Performance Goals discussed under the section titled “Restricted Shares and Restricted Units” above. Use of any other target will require ratification by the shareholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Compensation Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•	In administering the incentive program and determining incentive awards, the Compensation Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Compensation Committee will have the flexibility, based on its business judgment, to reduce this amount.

•	The cash incentive compensation feature of the Omnibus Plan does not preclude the Board or the Compensation Committee from approving other incentive compensation arrangements for covered employees.

Dividend Equivalents.  The Compensation Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Omnibus Plan other than stock options or SARs.

Eligibility and Limitation on Awards

The Compensation Committee may grant awards to any employee, director, consultant or other person providing services to the Company or its affiliates. It is presently contemplated that approximately 3,400 persons will be eligible to receive awards.

The maximum awards that can be granted under the Omnibus Plan to a single participant in any calendar year will be 600,000 shares of common stock in the form of options or SARs, 125,000 shares of common stock in the form of restricted shares, restricted units, performance unit or share awards and other stock-based awards, and $7,000,000 in the form of cash-based incentive awards.

Awards Granted Under the Omnibus Plan

As of the date hereof, no specific awards have been granted or are contemplated under the Omnibus Plan. In addition, the exact types and amounts of any future awards to be made to any eligible participants pursuant to the Omnibus Plan are not presently determinable. As a result of the discretionary nature of the Omnibus Plan, it is not possible to state who the participants in the Omnibus Plan will be in the future or the number of options or other awards to be received by a person or group.

Shares Subject to the Omnibus Plan

An aggregate of 1,750,000 shares of common stock is reserved for issuance and available for awards under the Omnibus Plan, including incentive stock options granted under the Omnibus Plan. Further, no more than 150,000 of the total shares of common stock reserved under the Omnibus Plan may be awarded as restricted shares, restricted units, performance awards or other-stock-based awards, provided that this number will be increased by the number of shares subject to outstanding awards of a similar type under the Prior Plans as of the effective date of the Omnibus Plan to the extent such outstanding awards are terminated, canceled or otherwise forfeited in accordance with the terms of the Prior Plans without exercise or settlement of such awards in vested and nonforfeitable shares.

In addition to the 1,750,000 shares reserved for issuance under the Omnibus Plan, shares of common stock subject to outstanding awards under the Prior Plans as of the effective date of the Omnibus Plan will be available for awards under the Omnibus Plan to the extent that such outstanding awards are terminated, canceled or otherwise forfeited in accordance with the terms of the Prior Plans without exercise or settlement of such awards in vested and nonforfeitable shares. As of the record date of February 21, 2007, the Company had outstanding 4,641,250 stock options with a weighted average exercise price of $36.77 per share and a weighted average remaining contractual life of 5.74 years, as well as 425,847 shares of performance-based or time-based restricted shares. Note 2 to the Company’s financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2006 describes options and restricted shares outstanding at December 31, 2006. Between January 1, 2007 and the record date, Polaris granted 357,000 stock options with an exercise price of $46.66 per share and a 10 year term and 42,000 shares of performance-based or time-based restricted shares. The Company does not anticipate that any new awards will be made under the Prior Plans between the record date and the Annual Meeting on April 19, 2007. With respect to awards other than SARs made under the Omnibus Plan, shares of common stock not actually issued (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), other than shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the Omnibus Plan. With respect to

SARs, the full number of SARs granted that are settled by the issuance of shares of common stock will be counted against the number of shares reserved for issuance under the Omnibus Plan, regardless of the number of shares actually issued upon settlement of the SAR award.

Shares to be issued or purchased under the Omnibus Plan will be authorized but unissued shares of common stock. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available under the Omnibus Plan.

Anti-Dilution Protection

In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Compensation Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the Omnibus Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Omnibus Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board of Directors may at any time amend, terminate or modify the Omnibus Plan, provided that no such action may be taken that adversely affects in any material way any award previously granted under the Omnibus Plan without the consent of the participant. In addition, except with respect to anti-dilution adjustments, (i) neither the exercise price of an outstanding option nor the grant price of an outstanding SAR may be lowered, (ii) no new award may be granted in exchange for the cancellation of an outstanding award, and (iii) no underwater option or SAR may be cancelled in exchange for a cash payment, without the prior approval of the Company’s shareholders, and no material amendment of the Omnibus Plan will be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rules. In no event may any awards be made under the Omnibus Plan after the tenth anniversary of its effective date. Certain provisions of the Omnibus Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date unless they are reapproved by the Company’s shareholders.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Omnibus Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.  A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares to the participant (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.  A participant who is granted a nonqualified stock option under the Omnibus Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.  A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares.  A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units.  A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards.  Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Effective Date

The Omnibus Plan will be effective on February 20, 2007 if approved by the shareholders of the Company. If not approved by the shareholders, no awards will be made under the Omnibus Plan. If and when the Omnibus Plan becomes effective, the Prior Plans will be frozen and no further grants of equity or equity-based awards or cash-based awards will be made under such plans. However, shares of common stock subject to outstanding awards granted under those plans prior to the effective date of the Omnibus Plan will remain available for issuance under such plans and such plans will remain in effect after the effective date of the Omnibus Plan to the extent necessary to administer such previously-granted awards.

Vote Required

Approval of the Omnibus Plan will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of the Company’s common stock). If the shareholders do not approve the Omnibus Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its shareholders.

Board Recommendation

Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the approval of the Omnibus Plan. The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the Omnibus Plan.

New Plan Benefits Table

Assuming shareholders approve the Omnibus Plan at the Annual Meeting, the following table illustrates the amounts that would have been awarded under such plan for fiscal year 2006.

NEW PLAN BENEFITS

Number of
Name and Principal Position	Units

Thomas C. Tiller, Chief Executive Officer	0
Michael W. Malone Vice President — Finance, Chief Financial Officer and Secretary	15,000
Bennett J. Morgan, President and Chief Operating Officer	19,688
Jeffrey A. Bjorkman Vice President — Operations	11,250
John B. Corness Vice President — Human Resources	12,000
All Executive Officers as a group	80,438
All non-executive directors as a group	28,000
All non-executive officer employees as a group	573,819

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Shareholders

Our shareholders have approved the Polaris Industries Inc. 1995 Stock Option Plan, the Polaris Industries Inc. Restricted Stock Plan, the Polaris Industries Inc. Employee Stock Purchase Plan, the Polaris Industries Inc. Deferred Compensation Plan for Directors and the 2003 Non-Employee Director Stock Option Plan.

Equity Compensation Plans Not Approved by Shareholders

The Polaris Industries Inc. 1999 Broad-Based Stock Option Plan was approved by the Board of Directors, but was not approved by the shareholders. Neither the NYSE rules nor federal law required shareholder approval at the time the 1999 Broad-Based Stock Option Plan was adopted and accordingly it was not submitted for shareholder approval.

Under the Polaris Industries Inc. 1999 Broad-Based Stock Option Plan, each of the Company’s full-time employees, and any part-time employee who had performed at least 1,000 hours of service prior to the date of grant, received a one-time award of non-qualified stock options to purchase shares of Polaris common stock. The Company’s executive officers and directors are not eligible to participate in this plan. On April 1, 1999, an aggregate of 675,400 options were granted under the plan, consisting of an option to each full-time employee to purchase 200 shares and an option to each part-time employee to purchase 100 shares of Polaris common stock. These grants were made at the fair market value of Polaris common stock as of the grant date. Of the 675,400 options initially granted under the plan, an aggregate of 518,400 options vested on March 7, 2002 when the closing price of Polaris common stock, as reported on the NYSE, was two times the per share exercise price of such options. The Board of Directors does not intend to grant any future options under this plan.

Summary Table

The following table sets forth certain information as of December 31, 2006, with respect to compensation plans under which shares of Polaris common stock may be issued.

				Number of securities
				remaining available for
				future issuance under
	Number of securities to	Weighted-average		equity compensation
	be issued upon exercise of	exercise price of		plans (excluding
	outstanding options,	outstanding options,		securities reflected in the
Plan Category	warrants and rights	warrants and rights		first column)

Equity Compensation plans approved by security holders	4,426,248	$36.10	(1)	1,415,624
Equity compensation plans not approved by security holders	58,200	$15.78		0
Total	4,484,448	$35.84		1,415,624

(1)	Does not include an aggregate of 78,627 common stock equivalents acquired on various dates between 1995 and December 31, 2006 pursuant to the Company’s Deferred Compensation Plan for Directors at prices ranging from $10.37 to $70.72. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis describes the Company’s compensation objectives and policies as applied to the following named executive officers (the “Executive Officers”):

•	Thomas C. Tiller, Chief Executive Officer

•	Michael W. Malone, Vice President — Finance, Chief Financial Officer and Secretary

•	Bennett J. Morgan, President and Chief Operating Officer

•	Jeffrey A. Bjorkman, Vice President — Operations

•	John B. Corness, Vice President — Human Resources

This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each Executive Officer during 2006, as reported in the compensation tables and accompanying narrative sections appearing on pages 38 to 60 of this Proxy Statement.

Executive Compensation Philosophy

Objectives of Polaris’ Compensation Program

Polaris’ executive compensation philosophy aligns executive compensation decisions with its desired business direction, strategy and performance. The primary objectives and priorities of the compensation program for Polaris’ Executive Officers are to:

•	Attract and retain highly qualified executives;

•	Link executives’ incentive goals with the interests of Polaris’ shareholders;

•	Emphasize variable compensation that is tied to Polaris’ performance in an effort to generate and reward superior individual performance; and

•	Support the Company’s business plans and long-term goals.

To achieve these objectives, the Company has designed an executive compensation program that emphasizes performance-based incentives and consists of two key components:

•	Annual Compensation — consisting of base salary and annual cash incentive awards under the Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan (“Senior Executive Plan”); the incentive awards are paid based upon the achievement of certain Company performance objectives on an annual basis; and

•	Long-Term Compensation, consisting of one or more of the following:

•	cash incentive awards under the Polaris Industries Inc. Long Term Incentive Plan (“LTIP”) that are paid based upon the achievement of certain Company performance objectives over three-year periods;

•	performance-based stock awards under the Polaris Industries Inc. Restricted Stock Plan (“Restricted Stock Plan”), the vesting and value of which are solely dependent on growth in earnings per diluted share from continuing operations and stock price, respectively; and

•	stock option grants under the Polaris Industries Inc. 1995 Stock Option Plan (“Stock Option Plan”), the value of which is dependent on growth in stock price.

Awards under the Senior Executive Plan, LTIP, Restricted Stock Plan and Stock Option Plan provide Executive Officers with incentives to achieve the Company’s business objectives and also serve as a retention tool. The value and attainment of these awards are driven by the Company’s financial and stock price performance. The incentive award target percentages of each Executive Officer under the Senior Executive Plan and the LTIP, as well as the number of stock options and performance-based stock awards under the Restricted Stock Plan to each Executive Officer, are determined by the Compensation Committee after consideration of the position held by the Executive Officer and the expected level of contribution to the achievement of the desired business objectives.

To attract and retain talented individuals, the compensation of Executive Officers must also be competitive with other companies in its comparable markets. Accordingly, the Company uses survey data, as described in the section entitled “Factors Used in Determining Compensation” below, to structure the total compensation opportunities provided to Executive Officers that (a) will approximate over time the median total compensation opportunities within the survey group as adjusted for company size, and (b) will result in higher than the median compensation if Polaris outperforms comparable companies and executives contribute meaningfully to that performance. Individual Executive Officer compensation opportunities and actual compensation are further influenced by Company performance and individual performance.

Polaris’ compensation philosophy for Executive Officers distinguishes between the compensation opportunities made available to Executive Officers and the compensation paid to Executive Officers. The Company provides and measures total compensation opportunities to its Executive Officers through a combination of base salary, target annual incentive awards under the Senior Executive Plan, the grant date fair value of stock option awards, the target incentive awards under the LTIP and the grant date fair value of performance-based stock awards. The actual amount realized by individual Executive Officers from their total compensation opportunities (other than base salary), if any, is dependent upon the Company’s actual financial and/or stock price performance over the term of the award as well as individual performance. Accordingly, if results fail to meet the goals established for one or more of the variable components of total compensation opportunities, then earned compensation is likely to fall below the survey group’s median total compensation depending upon the performance of the companies within that group.

In 2006, the total compensation opportunities provided to the Chief Executive Officer and to the other Executive Officers fell in the top quartile and 68th percentile, respectively, of grant date total compensation opportunities provided to executives holding equivalent positions in the survey group of companies.

Factors Considered in Determining Compensation

The Compensation Committee annually reviews competitive executive compensation levels based upon a report compiled by its independent compensation consultant, Hewitt Associates, Inc, that includes comparative compensation data from a survey of a group of companies that are primarily engaged in the manufacturing industry and have annual sales ranging from $1 billion to $4 billion. The criteria used to identify the survey group of companies remain consistent from year-to-year, although the actual companies within the survey group will vary depending on changes in reported sales. The Company believes that these criteria are effective in yielding a survey group of comparable companies because Polaris is a manufacturing entity and had annual sales of $1.7 billion and

$1.9 billion for the years ended December 31, 2006 and December 31, 2005, respectively. The survey group used to establish 2006 compensation opportunities included the following companies:

Alberto-Culver Company	J. M. Huber Corporation	Rinker Materials Corporation
Alliant Techsystems Inc.	Jacuzzi Brands, Inc.	Ryerson Tull, Inc.
Allied Domecq Spirits and Wine	Johns Manville	Sauer-Danfoss Inc.
Andersen Corporation	Joy Global Inc.	The Scotts Miracle-Gro Company
Armstrong World Industries, Inc.	Kennametal Inc.	Sensient Technologies Corporation
Beazer Homes USA, Inc.	Kohler Company	Solar Turbines Incorporated
Belk, Inc.	Lennox International Inc.	Solutia Inc.
BorgWarner Inc.	Lorillard Tobacco Company	Sonoco Products Company
Briggs & Stratton Corporation	Martin Marietta Materials, Inc.	Steelcase Inc.
Cameron	McCain Foods USA, Inc.	STERIS Corporation
CH2M Hill Companies, Ltd.	McCormick & Company, Inc.	Teradyne, Inc.
Chemtura Corporation	Metaldyne Corporation	Thomas & Betts Corporation
Chicago Bridge and Iron Company	The Mosaic Company	The Timberland Company
Coca-Cola Bottling Co. Consolidated	Nalco Company	Tower Automotive
Cooper Cameron Corporation	Noble Energy, Inc.	Tupperware Corporation
Corn Products International Inc.	Olin Corporation	United Defense, L.P.
Dal-Tile International Inc.	Pacific Sunwear of California, Inc.	UST Inc.
Del Monte Foods Company	Packaging Corporation of America	Valmont Industries, Inc.
Donaldson Company, Inc.	Pactiv Corporation	Vulcan Materials Company
Fleetwood Enterprises, Inc.	Pella Corporation	W. L. Gore & Associates, Inc.
FMC Technologies	Petco Animal Supplies, Inc.	W. R. Grace & Co.
Gordon Food Service	Phillips-Van Heusen Corporation	Washington Group International, Inc.
Graphic Packaging Corporation	Pioneer Natural Resources Company	Waters Corporation
H. B. Fuller Company	Potash Corporation of Saskatchewan Inc.	Williams-Sonoma, Inc.
Hasbro, Inc.	Rayonier Inc.	Wm. Wrigley Jr. Company
Hercules Incorporated	Revlon Inc.
Herman Miller, Inc.	Rhodia, Inc.

The survey group also included nine additional private companies for which annual sales data is not publicly available but whose compensation data was included in the underlying analyses to determine the market value of compensation. These nine companies met the peer group selection criteria and had annual sales between $1 and $4 billion. Polaris ranked in the 32nd percentile of the survey group based on net sales.

Utilizing the survey group information, the Compensation Committee conducts its own review of the various components of Polaris’ executive compensation program and, with the assistance of the Chief Executive Officer, the President and Chief Operating Officer and the Vice President — Human Resources, makes an assessment of the skills, experience and achievements to determine the base salary and annual and long-term incentive targets and opportunities of the Executive Officers as a group and individually. The amount of compensation opportunities of the Company’s Executive Officers is based upon these assessments.

In addition to the foregoing, as part of its annual practice, a compensation tally sheet was prepared for the Chief Executive Officer and reviewed by the Compensation Committee in January 2006. The tally sheet affixed dollar amounts to all components of the Chief Executive Officer’s 2006 compensation opportunities, including current pay (base salary and an annual incentive award opportunity under the Senior Executive Plan), deferred compensation, outstanding equity awards, benefits, perquisites and potential change in control and severance payments. The information set forth in the tally sheet reviewed by the Compensation Committee is reflected in the compensation tables and accompanying narrative sections beginning on page 38 of this Proxy Statement.

Impact of Accounting and Tax Treatments

The Compensation Committee made decisions regarding executive compensation using forms of compensation that were compliant with Section 162(m) of the Internal Revenue Code. Section 162(m) generally provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation paid to either its chief executive officer or any of its four other most highly compensated executive officers in excess of $1 million in any year if that compensation is not performance related. In April 2004, shareholders approved the Senior Executive Plan and the LTIP. Senior executives of the Company, to whom Section 162(m) may apply, participate in the Senior Executive Plan in lieu of the Company-wide profit sharing plan. Awards under both plans approved by shareholders in 2004 would meet the requirements of Section 162(m) and be tax deductible to Polaris. Additionally, outstanding grants under the Company’s stock-based compensation programs, including stock option and performance-based stock award programs, are performance-based for purposes of Section 162(m). The Company believes that all compensation paid to Polaris’ executives for 2006 is deductible under the Internal Revenue Code.

Stock Ownership Guidelines

The Company’s Board of Directors has adopted stock ownership guidelines, which provide that the Chief Executive Officer and other Executive Officers are expected to own, directly or indirectly, shares of common stock or restricted share awards having a value of at least five and three times, respectively, their annual base salaries. Compliance with the stock ownership guidelines is voluntary but is monitored by the Vice President — Finance, Chief Financial Officer and Secretary of the Company. All Executive Officers are expected to satisfy the stock ownership guidelines within four years following the date of their becoming an Executive Officer. The following chart sets forth the stock ownership of each of the Executive Officers as of December 31, 2006 relative to the stock ownership guidelines:

				Shares of Common
				Stock and
	Stock Ownership		Stock Ownership	Restricted Share
	Guidelines		Guidelines	Awards Held as of
	(as a Multiple of		(as a Number	December 31,	Stock Ownership
Name	Base Salary)		of Shares)	2006	Guideline Met?

Thomas C. Tiller	5	x	75,000	301,128	Yes
Michael W. Malone	3	x	19,500	96,857	Yes
Bennett J. Morgan	3	x	21,000	56,086	Yes
Jeffrey A. Bjorkman	3	x	16,500	57,274	Yes
John B. Corness	3	x	15,600	38,163	Yes

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with the Chief Executive Officer annually to review the performance of the Company’s other Executive Officers. The meeting includes an in-depth review of the performance of each Executive Officer. A summary of the performance review is presented to the full Board of Directors each year.

The Chief Executive Officer and Vice President — Human Resources assist the Compensation Committee in reviewing performance under the Senior Executive Plan metrics. Each Executive Officer has an incentive award target expressed as a percentage of base salary based on the individual’s level of responsibility. The Chief Executive Officer and Vice President — Human Resources review the pre-established incentive award targets, Company performance and individual performance for the other Executive Officers and recommend incentive award amounts for such persons to the Compensation Committee. In addition, the Chief Executive Officer makes recommendations to the Compensation Committee with respect to equity-based incentive awards for the other Executive Officers.

Elements of Executive Compensation

Annual Compensation

Base Salary.  To remain competitive with compensation levels of executives at comparable companies, Polaris targets the base pay of its Executive Officers at the 50th percentile of the survey group of companies identified above. Polaris believes that targeting base pay at a competitive level helps fulfill its compensation program objective of attracting and retaining high quality executives. Each Executive Officer’s salary relative to this competitive framework varies based on the level of his or her responsibility, experience, time in position, internal equity considerations and individual performance and is reviewed by the Compensation Committee on an annual basis. Specific salary adjustments take into account these factors and the current market for management talent. An Executive Officer’s base salary will also generally be reviewed at the time of a promotion or other change in responsibilities. The Compensation Committee did not increase the base salary of any Executive Officer during 2006. For 2006, the base salary of each Executive Officer ranked slightly below the median at the 43rd percentile of the survey group’s base salaries for executives holding equivalent positions.

Senior Executive Annual Incentive Compensation Plan.  Polaris awards annual incentives under the Senior Executive Plan based on the achievement of performance criteria established for a specific year. Polaris believes that the opportunities provided under the Senior Executive Plan fulfill all of its compensation program objectives by:

•	Encouraging executives to attain and maintain the highest standards of performance,

•	Attracting and retaining executives of outstanding competence and ability,

•	Stimulating the active interest of executives in the development and financial success of the Company,

•	Further aligning the identity of interest of executives with those of the Company’s shareholders generally, and

•	Rewarding executives for outstanding performance when certain objectives are achieved.

All Executive Officers participate in the Senior Executive Plan. An Executive Officer’s opportunities to earn payouts are substantially based upon overall financial performance measured against pre-established Company objectives. The amounts earned are also influenced by an assessment of each Executive Officer’s individual performance. In this way, awards under the Senior Executive Plan fulfill Polaris’ compensation objectives of supporting the Company’s business plans and annual goals and generating and rewarding superior performance.

The Company’s Chief Executive Officer and other members of senior management, as designated by the Compensation Committee of the Board of Directors of the Company, participate in the Senior Executive Plan in lieu of the Company’s broad based annual profit sharing plan in order that, among other things, the Company may treat awards to participants as “performance-based” compensation for the purpose of Section 162(m) of the Internal Revenue Code.

Polaris establishes a Senior Executive Plan target in January of each year for each Executive Officer expressed as a percentage of base salary based on that individual’s level of responsibility. A target percentage of 200% of base salary was set for the Chief Executive Officer and a target of 100% of base salary was set for the President and Chief Operating Officer for each of the 2005 and 2006 performance periods. A target percentage of 80% of base salary was established under the plan for the other Executive Officers for the same performance periods. When establishing the target percentages for each of the Executive Officers, the Compensation Committee also establishes a range of percentages of base salaries from 0% to a maximum permitted percentage that could be awarded to each Executive Officer depending upon Company performance. The Compensation Committee has discretion to provide less than target awards or more than the target amounts, not to exceed the maximum permitted percentage, based upon the attainment of Company and individual performance goals.

Awards under the Senior Executive Plan for each of the 2005 and 2006 performance periods were based upon the attainment of predetermined earnings per diluted share from continuing operations targets. The Company believes that earnings per diluted share from continuing operations is an effective method of measuring the achievement of the objectives of the Senior Executive Plan stated above. Awards under the Senior Executive Plan are paid prior to March 15th following the year during which performance is measured.

Senior Executive Plan Awards for 2005 — Awarded in February 2006

In January 2005, the Compensation Committee determined that incentive award targets under the Senior Executive Plan for calendar year 2005 (the “2005 Senior Executive Plan Awards”) would be based on earnings per diluted share from continuing operations of $3.50. The Company actually achieved earnings per diluted share from continuing operations of $3.29 for the full year 2005, which amount has been adjusted to $3.15 in 2006 to reflect the adoption of Statement of Financial Accounting Standards No. 123R utilizing the modified retrospective method. As a result of the Company’s actual 2005 performance, the Compensation Committee exercised its negative discretion in making the following awards:

	2005 Senior	2005 Senior	2005 Senior
	Executive Plan	Executive Plan	Executive Plan
	Award Target	Award	Award
	(as a Percentage of	(Paid in	(as a Percentage of
Executive Officer	Base Salary)	February 2006)	Base Salary)

Thomas C. Tiller	200%	$975,000	130%
Michael W. Malone	80%	205,000	65%
Bennett J. Morgan	100%	240,000	75%
Jeffrey A. Bjorkman	80%	175,000	64%
John B. Corness	80%	170,000	66%

The foregoing amounts were reported as bonus awards to each of the Executive Officers in the summary compensation table included in the Company’s Proxy Statement for its 2006 Annual Meeting of Shareholders.

Senior Executive Plan Awards for 2006 — Awarded in February 2007

In January 2006, the Compensation Committee determined that incentive award targets under the Senior Executive Plan for calendar year 2006 (the “2006 Senior Executive Plan Awards”) would be based upon earnings per diluted share from continuing operations of $3.50. The Company achieved earnings per diluted share from continuing operations of $2.72 for 2006. As a result of the Company’s actual 2006 performance, the Compensation Committee exercised its negative discretion only with respect to awards to Messrs. Tiller and Morgan in making the following awards:

	2006 Senior	2006 Senior	2006 Senior
	Executive Plan	Executive Plan	Executive Plan
	Award Target	Award	Award
	(as a Percentage of	(Paid in	(as a Percentage of
Executive Officer	Base Salary)	February 2007)	Base Salary)

Thomas C. Tiller	200%	$350,000	47%
Michael W. Malone	80%	94,300	29%
Bennett J. Morgan	100%	122,500	35%
Jeffrey A. Bjorkman	80%	79,800	29%
John B. Corness	80%	75,400	29%

The 2006 Senior Executive Plan Awards paid to Executive Officers in February 2007 are reflected in column (g) of the Summary Compensation table appearing on page 38 of this Proxy Statement.

Long-Term Compensation

Long-term compensation awarded by the Company includes long-term cash-based incentive awards under the LTIP, stock options under the Stock Option Plan, and performance-based stock awards under the Restricted Stock Plan. The Company strives to find an appropriate balance between long-term compensation opportunities such as stock options that are dependent upon the market price of the Company’s common stock in order to align the Executive Officers’ interests with those of shareholders generally and those such as cash-based awards under the LTIP or performance-based stock awards under the Restricted Stock Plan that are dependent upon achievement of specific financial measures that Executive Officers can influence and manage over time and that will also drive shareholder value. Accordingly, approximately 60% of the grant date value of long-term compensation opportunities is provided to each Executive Officer in the form of stock options, with the remaining 40% allocated to cash awards under the LTIP or performance-based stock awards under the Restricted Stock Plan.

LTIP.  Long-term cash-based incentives under the LTIP are awarded in an effort to:

•	Provide incentives for executives to attain and maintain the highest standards of sustained performance,

•	Attract and retain executives of outstanding competence and ability,

•	Stimulate the active interest of executives in the long-term strategic development and financial success of the Company,

•	Further align the interests of executives with those of shareholders generally, and

•	Reward executives for outstanding performance when certain long-term performance objectives are achieved.

Each of the Executive Officers, other than the Chief Executive Officer, participates in the LTIP. The plan was adopted with the intention that awards would be made under this plan in substitution for annual awards previously made under the Restricted Stock Plan. Payouts under the LTIP are based on financial performance measured over a period of three consecutive calendar years.

At the beginning of each three-year performance period, participants choose whether their payout will be calculated based upon: (1) cash value at the time of award; or (2) cash value tied to Polaris stock price movement over the three-year performance period. Each Executive Officer has chosen to have his payout calculated based upon cash value tied to Polaris stock price movement over the three-year performance period. Similar to the Senior Executive Plan, Polaris establishes an LTIP target in January of each year for each Executive Officer participant expressed as a percentage of base salary based on that individual’s level of responsibility. A plan target of 55% of base salary was established for Mr. Morgan and a target of 80% of base salary was established for each of the other Executive Officer participants for the 2004 — 2006 performance period (“2004 LTIP Grant”). Mr. Morgan’s target percentage was lower than the other Executive Officer participants for the 2004 LTIP Grant because he was not serving as an officer of the Company when the 2004 LTIP Grant was made. Mr. Morgan was promoted to his current position as the President and Chief Operating Officer of the Company in April 2005. A plan target of 100% and 80% of base salary was established under the LTIP for Mr. Morgan and the other Executive Officer participants, respectively, for the 2005 — 2007 performance period (“2005 LTIP Grant”) and the 2006 — 2008 performance period (“2006 LTIP Grant”). The Compensation Committee has discretion under the LTIP to either (i) disregard the impact of any extraordinary or unusual events (such as significant acquisitions or divestitures by the Company) in determining whether a performance objective has been obtained or (ii) to make appropriate adjustments in any performance objective to reflect the occurrence of such an event.

2004 LTIP Grant

Target awards under the 2004 LTIP Grant were based upon the level of achievement of two performance criteria: three-year compound annual sales growth and three-year compound earnings per diluted share growth using actual 2003 financial results as the base period.

	Percentage of Base Salary Payable to Executive Officers
	Upon Achievement of Performance Criteria
Performance Criteria	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Threshold:
3-year compound annual sales growth of 2% and 3-year compound earnings per diluted share growth of 8%	40%	28%	40%	40%
Target:
3-year compound annual sales growth of 6% and 3-year compound earnings per diluted share growth of 12%	80%	55%	80%	80%
Maximum:
3-year compound annual sales growth of at least 10% and 3-year compound earnings per diluted share growth of at least 16%	160%	110%	160%	160%

The Company applies a non-discretionary sliding scale of percentages of base salary based upon the foregoing threshold, target and maximum award amounts to determine the amount of incentive award payable to each Executive Officer if actual Company performance falls between the threshold and target performance criteria or between the target and maximum performance criteria.

The Company chose these performance metrics because it believes that annual sales growth and earnings per diluted share growth are long-term drivers of shareholder value. Awards under the LTIP, if earned, are paid prior to March 15th of the year following the year in which the performance period ended.

In January 2007, the Compensation Committee determined that the threshold performance criteria had not been achieved for the 2004 LTIP Grant and, accordingly, that no incentive awards would be paid to the Executive Officer participants for that performance period.

2005 LTIP Grant

Target awards under the 2005 LTIP Grant will be dependent upon the level of achievement of two performance criteria: three-year compound annual sales growth and three-year compound earnings per diluted share from continuing operations growth using actual 2004 financial results as the base period.

	Percentage of Base Salary Payable to Executive Officers
	Upon Achievement of Performance Criteria
Performance Criteria	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Threshold:
3-year compound annual sales growth of 2% and 3-year compound earnings per diluted share from continuing operations growth of 8%	40%	50%	40%	40%
Target:
3-year compound annual sales growth of 6% and 3-year compound earnings per diluted share from continuing operations growth of 12%	80%	100%	80%	80%
Maximum:
3-year compound annual sales growth of at least 10% and 3-year compound earnings per diluted share from continuing operations growth of at least 16%	160%	200%	160%	160%

The Company will apply a non-discretionary sliding scale of percentages of base salary based upon the foregoing threshold, target and maximum award amounts to determine the amount of incentive award payable to each Executive Officer if actual Company performance falls between the threshold and target performance criteria or between the target and maximum performance criteria.

At the present time, the Company believes that it is unlikely that the threshold performance criteria will be achieved for the 2005 LTIP Grant and, accordingly, does not expect to make awards to Executive Officer participants for that performance period.

2006 LTIP Grant

Target awards under the 2006 LTIP Grant will be dependent upon the level of achievement of two performance criteria: three-year compound annual sales growth and three-year compound earnings per diluted share from continuing operations growth using actual 2005 financial results as the base period.

	Percentage of Base Salary Payable to Executive Officers
	Upon Achievement of Performance Criteria
Performance Criteria	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Threshold:
3-year compound annual sales growth of 1% and 3-year compound earnings per diluted share from continuing operations growth of 8%	40%	50%	40%	40%
Target:
3-year compound annual sales growth of 5% and 3-year compound earnings per diluted share from continuing operations growth of 12%	80%	100%	80%	80%
Maximum:
3-year compound annual sales growth of at least 9% and 3-year compound earnings per diluted share from continuing operations growth of at least 16%	160%	200%	160%	160%

The Company will apply a non-discretionary sliding scale of percentages of base salary based upon the foregoing threshold, target and maximum award amounts to determine the amount of incentive award payable to each Executive Officer if actual Company performance falls between the threshold and target performance criteria or between the target and maximum performance criteria.

At the present time, the Company believes that it is unlikely that the threshold performance criteria will be achieved for the 2006 LTIP Grant and, accordingly, does not expect to make awards to Executive Officer participants for that performance period.

Stock Option Plan.  The Company makes grants under the Stock Option Plan in the form of nonqualified stock options. The value of the stock options is inherently tied to the performance of the Company, as reflected in its stock price, and provides Executive Officers with an opportunity to have an equity stake in the Company. Thus, the Company believes that the award of stock options furthers its compensation objectives by:

•	Attracting and retaining executives of outstanding ability;

•	Motivating executives, by means of performance-related incentives, to achieve longer-range performance goals;

•	Enabling executives to participate in the long-term growth and financial success of the Company; and

•	Establishing a direct link between the financial interests of executives and of the Company’s shareholders, generally.

The Compensation Committee approves each stock option grant to Executive Officers under the Stock Option Plan. The number of stock options awarded is based upon the Company’s operating performance, individual performance, and market competitiveness as well as valuation data provided by the Company’s compensation consultant. Executive Officers are generally eligible to receive stock option grants on an annual basis. The Company ensures that stock option awards approved by the Compensation Committee will be granted subsequent to any planned release of material non-public information. The Company does not engage in the backdating, cancellation or re-pricing of stock options and has not engaged in such practices in the past.

The Compensation Committee previously considered stock option grants to Executive Officers in October of each year. During 2006, the Compensation Committee decided to defer its consideration of stock option grants to the Executive Officers until January 2007, at the same time that it reviews other elements of Executive Officer compensation. As a result, the Company did not grant any stock options to Executive Officers during 2006.

Restricted Stock Plan.  The Company makes awards of performance-based stock under its Restricted Stock Plan on a selective and limited basis. Generally such awards are made in connection with promotions, outstanding performance, hiring of new executives and extensions of existing employment arrangements. The Company believes that awards of performance-based stock are a vital factor in:

•	Attracting, retaining and motivating executives who contribute to the growth and success of the Company and

•	Establishing a direct link between the financial interests of executives and of the Company’s shareholders, generally.

In December 2006, the Compensation Committee granted performance-based stock awards under the Restricted Stock plan to several key employees including the Executive Officers, other than the Chief Executive Officer, in an effort to further its objective of retaining valuable talent. The Compensation Committee determined that such an award was necessary to address the substantial impact during 2006 of a rapidly changing business environment on the Company’s near and long-term performance objectives and the accompanying increase in risk of losing critical employees. The Compensation Committee also determined that it was not necessary to provide this one-time grant to the Chief Executive Officer because he already had sufficient incentive to remain with the Company. In addition to furthering its objective of retaining key talent, the Compensation Committee also designed the award to drive shareholder value. Accordingly, each recipient was awarded two grants of performance-based stock-one conditioned on the achievement of compound annual earnings per diluted share from continuing operations growth of at least 6% and the other conditioned on the achievement of compound annual earnings per diluted share from continuing operations growth of at least 12%. The compound annual earnings per diluted share from continuing operations growth will be measured for fiscal years 2007 and 2008 over the actual $2.72 earnings per diluted share from continuing operations in 2006, and if the growth targets are achieved, these awards will vest on December 12, 2009. The awards will be forfeited if the performance objectives are not achieved. Individual awards will also be forfeited if a recipient leaves the Company either prior to achievement of the performance objectives or prior to the December 12, 2009 vesting date.

Benefits

Polaris provides a full range of benefits to its Executive Officers, including the standard medical, dental and disability coverage available to employees generally.

Polaris also sponsors a 401(k) Retirement Savings Plan (“401(k) Plan”) that allows employees to make plan contributions on a pre-tax basis. Employees are automatically enrolled at 5% of gross income and can elect to contribute 0-50% of covered compensation into the 401(k) Plan. Polaris matches employee contributions dollar-for-dollar up to 5% of covered compensation. Although Executive Officers are eligible to participate in the 401(k) Plan, the application of the annual limitation on contributions under Section 401(a)(17) of the Internal Revenue Code prevents Executive Officers from participating at the same level as non-executives. The Polaris Industries Inc. Supplemental Retirement/Savings Plan (“SERP”) provides executives who participate in the 401(k) Plan with the opportunity to defer up to the full 5% of covered compensation by making contributions to the SERP that are then matched by the Company as if they had been made under the 401(k) Plan. The SERP is intended solely to restore contributions lost because of the application of the annual limitations under the Internal Revenue Code that are applicable to the 401(k) Plan. This additional benefit, which assists the Executive Officers in accumulating funds for retirement, is consistent with observed competitive practices of similarly situated companies.

Other than the restorative SERP, the Company does not maintain a defined benefit supplemental retirement savings plan or a pension plan for the Executive Officers.

Perquisites

Polaris provides a limited number of perquisites to its Executive Officers in an effort to remain competitive with similarly situated companies.

Club Dues.   Polaris reimburses each Executive Officer for entrance or initiation fees and monthly club dues. Only two of the Executive Officers received reimbursement for club dues in 2006. Polaris also provides tax gross-ups to Executive Officers on the amount of club due reimbursements.

Tax and Estate Planning Fees.   Polaris also reimburses its Executive Officers for tax and estate planning fees. In addition, Polaris provides tax gross-ups to Executive Officers on the amount of tax and estate planning fee reimbursements.

Exec-U-Care Coverage.   The Executive Officers are eligible to receive broad medical and dental coverage up to $50,000 a year through the Exec-U-Care program. Exec-U-Care supplements an Executive Officer’s basic health plan by reimbursing annual expenses not covered under the basic medical and dental benefit plans that are available on a Company-wide basis. Examples of such expenses include deductibles, co-insurance amounts, special health equipment and chiropractic care. Annual physicals at the Mayo Clinic are also covered for each Executive Officer and his or her spouse.

Polaris Products.   The Company provides each Executive Officer with temporary use of Polaris products to encourage a first-hand understanding of the riding experience of Polaris customers and to provide Executive Officers with an opportunity to evaluate product design and efficiency. The Chief Executive Officer is provided with the usage of unlimited Polaris products, the President and Chief Operating Officer is provided with 12 Polaris products and other Executive Officers are given their choice of six Polaris products, with a maximum of two from each product line. The products used by the Executive Officers are returned to Polaris at the end of a defined usage period based upon months, miles or hours, depending upon the product line. Polaris sells the returned products to dealers at an amount greater than the cost of such products to the Company. All Executive Officers also receive related Polaris parts, garments and accessories.

Corporate Aircraft Use.   Executive Officers are eligible to use the Company’s aircraft for personal travel. Under the Company’s Corporate Travel & Expense Reimbursement Policy, all incremental variable operating costs associated with such personal aircraft use must be reimbursed by the executive to the Company.

Change in Control Agreements

The Company has entered into change in control agreements with the Executive Officers which become effective only upon certain change in control events, which are defined in the agreements. These change in control agreements are meant to induce the continued employment of the Executive officers and other key employees and to enhance their loyalty and performance by providing them with certain compensation and benefits in the event a change in control of the Company occurs. The terms of these agreements and the amounts payable upon the occurrence of the change in control events is described in more detail under the section entitled “Potential Payments Upon Termination or Change-in-Control” beginning on page 48 of this Proxy Statement.

Employment Agreements

Polaris typically does not enter into employment agreements with its executives. However, it is party to agreements with its Chief Executive Officer, Thomas C. Tiller, and its President and Chief Operating Officer, Bennett J. Morgan. Polaris entered into these agreements because it believes that it is important to secure the leadership of these key management individuals.

The terms of the Employment Agreements with Mr. Tiller and Mr. Morgan are described in more detail under the sections entitled “Potential Payments Upon Termination or Change-in-Control — 2007 Employment Agreement with Mr. Tiller” and “— Employment Agreement with Mr. Morgan” appearing on pages 53 and 54, respectively, of this Proxy Statement.

Omnibus Plan

One of the proposals that shareholders are being asked to consider at the Annual Meeting is the approval of the Omnibus Plan. As described in the section entitled “Proposal 2 — Approval of 2007 Omnibus Incentive Plan,” beginning on page 19 of this Proxy Statement, if approved, the Omnibus Plan will be used to grant equity and performance-based awards similar to those previously granted under the Stock Option Plan, Restricted Stock Plan, the Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan (“Director Stock Option Plan”) and the Polaris Industries Inc. 1999 Broad Based Stock Option Plan. All outstanding awards under the existing plans will remain outstanding; however, no further awards will be granted pursuant to such plans if the Omnibus Plan is approved by shareholders at the Annual Meeting.

The proposed Omnibus Plan, if approved, would not have a substantive effect on the elements of compensation that comprise each Executive Officer’s total compensation package. Under the Omnibus Plan the Company will continue to provide each Executive Officer with annual- and long-term incentives in the form of cash and share based awards with terms similar to those discussed in this Compensation Discussion and Analysis for 2006.

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal year completed December 31, 2006, the annual compensation paid to or earned by the Executive Officers.

							Change in
							Pension
							Value and
							Non-
						Non-Equity	qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thomas C. Tiller,	2006	$750,000	$0	$(1,570,422)	$2,694,939	$350,000	$0	$128,928	$2,353,445
Chief Executive Officer
Michael W. Malone,	2006	325,000	0	(430,436)	246,873	94,300	0	45,158	280,895
Vice President-Finance, Chief Financial Officer and Secretary
Bennett J. Morgan,	2006	350,000	0	(162,652)	503,146	122,500	0	42,697	855,691
President and Chief Operating Officer
Jeffrey A. Bjorkman,	2006	275,000	0	(227,636)	276,374	79,800	0	61,996	465,534
Vice President-Operations
John B. Corness,	2006	260,000	0	(203,730)	223,522	75,400	0	56,635	411,827
Vice President-Human Resources

(1)	Includes amounts deferred by the Executive Officers under 401(k) Plan and SERP. The amount of salary deferred by each of the Executive Officers is reflected in column (b) of the Nonqualified Deferred Compensation Table appearing on page 48 of this Proxy Statement.

(2)	In prior years, the Company reported profit sharing bonus payments under the company-wide profit sharing plan or the Senior Executive Plan, as applicable, in the Bonus column (column (d)) of the Summary Compensation Table. These amounts are now reflected in column (g) of this table. Such payments are reported for the year in which the related services were performed.

(3)	Includes dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123(R)”) of awards pursuant to the LTIP and the Restricted Stock Plan and thus may include awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the

Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on or before March 1, 2007 (“2006 Annual Report”). To the extent applicable, the Company has included negative amounts in this column to reflect the reversal of compensation costs recognized for financial statement reporting purposes in fiscal years prior to 2006 for performance-based stock and LTIP awards for which the achievement of the threshold performance criteria is no longer considered probable. The following table provides additional detail regarding these reversals.

	Amount of Reversal of Previously-Recognized Compensation Cost for:
	T. Tiller	M. Malone	B. Morgan	J. Bjorkman	J. Corness

2004 LTIP Grant	N/A	$(162,010)	$(106,078)	$(192,869)	$(173,582)
2005 LTIP Grant	N/A	(48,777)	(71,134)	(43,087)	(39,022)
Performance-Based Stock Awarded on 11/01/2004	$(1,153,710)	(230,742)	N/A	N/A	N/A
Performance-Based Stock Awarded on 01/31/2005	(1,019,158)	N/A	N/A	N/A	N/A

Total	$(2,172,868)	$(441,529)	$(177,212)	$(235,956)	$(212,604)

Column (e) of this Summary Compensation Table does not include any amount with respect to the 2006 LTIP Grant, which was made in January 2006. No expense was recognized by the Company for this award for the full year ended December 31, 2006 because, at the present time, the Company believes that it is not probable that the threshold performance criteria under the 2006 LTIP Grant will be achieved.

(4)	Includes dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) of awards under the Company’s 1995 Stock Option Plan and thus may include awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the 2006 Annual Report.

(5)	Includes payments under the Senior Executive Plan, which are reported for the year in which the related services were performed.

(6)	The Company does not maintain any pension plans. In addition, Executive Officers do not receive above-market or preferential earnings on compensation that is deferred pursuant to the 401(k) Plan or SERP. The amount of aggregate interest or other earnings accrued during the fiscal year ended December 31, 2006 for each Executive Officer under the 401(k) Plan and the SERP is reflected in column (d) of the Nonqualified Deferred Compensation Table appearing on page 48 of this Proxy Statement.

(7)	The Company provides club memberships, club dues, financial planning and tax preparation, relocation benefits, Exec-U-Care coverage, as well as standard employee medical, dental and disability coverage to its Executive Officers. Executive Officers also were provided with the use of Polaris products and received related parts, garments and accessories. These items of compensation are described in further detail under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Perquisites” beginning on page 37 of this Proxy Statement. The aggregate incremental cost of each of these items to Polaris, together with the dollar amount of all tax reimbursements and Company matching contributions to the

401(k) Plan and SERP, is reflected in column (i) of this table. Additional detail regarding the components of this aggregate amount is provided in the following table for each of the Executive Officers.

	Amount of All Other Compensation for:
	T. Tiller	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Financial Planning (Reimbursement)	$16,675	$5,500	$0	$20,500	$3,400
Club Initiation Fees and Monthly Dues (Reimbursement)	0	0	8,564	0	6,007
Tax Gross-Up on Reimbursements for Financial Planning and Club Initiation Fees and Monthly Dues	5,868	2,413	3,424	11,359	4,975
Life Insurance Policy Premiums	4,782	936	936	792	749
Exec-U-Care Premiums	3,573	3,549	0	1,520	6,215
Annual Physicals (Executive and Spouse)	7,997	5,880	0	0	12,945
401(k) Plan Matching Contributions by Company	11,000	11,000	11,000	11,000	11,000
SERP Matching Contributions by Company	75,250	15,500	18,500	11,500	10,500
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	3,783	380	273	5,325	844
Use of Company Aircraft	0	0	0	0	0

Total	$128,928	$45,158	$42,697	$61,996	$56,635

As described under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Perquisites” beginning on page 37 of this Proxy Statement, Executive Officers are provided with the use of various Polaris products. There is no aggregate incremental cost to the Company associated with such use because Polaris sells the returned products to its dealers at an amount greater than the cost to the Company. In addition, Executive Officers are eligible to use the Company’s aircraft for personal travel, however, all incremental variable operating costs associated with such personal aircraft use must be reimbursed to the Company. During 2006, none of the Executive Officers used the Company’s corporate aircraft for personal travel.

GRANTS OF PLAN-BASED AWARDS

The following table shows all grants of awards under the Company’s incentive plans in 2006 to each of the Executive Officers named in the Summary Compensation Table and the estimated future payouts with respect to such awards. To the extent that an award only provides for a single estimated payout, that amount is reported as the “target” in columns (d) or (g) below.

										All Other
									All	Option
									Other	Awards:
									Stock	Number
									Awards:	of
			Estimated Future Payouts						Number	Securi-	Exercise	Grant
			Under Non-Equity Incentive Plan			Estimated Future Payouts			of	ties	or Base	Date Fair
			Awards			Under Equity Incentive Plan Awards			Shares	Underl-	Price of	Value of
								Maxi-	of Stock	ying	Option	Stock and
	Grant		Threshold	Target	Maximum	Threshold	Target	mum	or Units	Options	Awards	Option
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Thomas C. Tiller,	01/18/06	(1)	$15,000	$1,500,000	$2,625,000
Chief Executive Officer
Michael W. Malone,	01/18/06	(1)	3,250	260,000	487,500
Vice President-	01/18/06	(2)				2,527	5,053	10,107				$260,000
Finance,	12/12/06	(3)					10,000					467,400
Chief Financial	12/12/06	(4)					5,000					233,700
Officer and Secretary
Bennett J. Morgan,	01/18/06	(1)	3,500	350,000	612,500
President and	01/18/06	(2)				3,401	6,803	13,605				350,000
Chief Operating	12/12/06	(3)					13,125					613,463
Officer	12/12/06	(4)					6,563					306,755
Jeffrey A. Bjorkman,	01/18/06	(1)	2,750	220,000	412,500
Vice President-	01/18/06	(2)				2,138	4,276	8,552				220,000
Operations	12/12/06	(3)					7,500					350,550
	12/12/06	(4)					3,750					175,275
John B. Corness,	01/18/06	(1)	2,600	208,000	390,000
Vice President-	01/18/06	(2)				2,021	4,043	8,086				208,000
Human	12/12/06	(3)					8,000					373,920
Resources	12/12/06	(4)					4,000					186,960

(1)	Represents award under the Senior Executive Plan. The amount in column (c) reflects the threshold award payable, which is 1% of the target amount shown in column (d). The amount shown in column (e) is the maximum award payable, which is 175%, 175% and 187.5% of the target amounts for the Chief Executive Officer, the President and Chief Operating Officer and the other Executive Officers, respectively. These amounts are based on the Executive Officer’s current salary and position. The actual amount realized by each Executive Officer as a result of the award on January 18, 2006 is reflected in column (g) of the Summary Compensation Table for such Executive Officer.

(2)	Represents award under the LTIP, the value and attainment of which is dependent upon Company performance over a three-year period beginning January 1, 2006 and ending December 31, 2008. The amount in column (f) reflects the threshold award payable, which is 50% of the target amount shown in column (g). The amount shown in column (h) is the maximum award payable, which is 200% of the target amount. These amounts are based on the Executive Officer’s current salary and position. At the present time, the Company does not believe that the threshold performance criteria will be met for this particular award and, therefore, does not expect to make any awards pursuant to this grant.

(3)	Represents performance-based stock award under the Restricted Stock Plan. The shares will vest on December 12, 2009, the third anniversary of the date of grant, provided the Company achieves at least 6% compound annual earnings per diluted share from continuing operations growth for fiscal years 2007 and 2008 over the actual $2.72 earnings per diluted share from continuing operations in 2006. The amount of compensation cost recognized by the Company for such award during the fiscal year ended December 31, 2006 is included in column (e) of the Summary Compensation Table.

(4)	Represents performance-based stock award under the Restricted Stock Plan. The shares will vest on December 12, 2009, the third anniversary of the date of grant, provided the Company achieves at least 12% compound annual earnings per diluted share from continuing operations growth for fiscal years 2007 and 2008 over the actual $2.72 earnings per diluted share from continuing operations in 2006. The amount of compensation cost recognized by the Company for such award during the fiscal year ended December 31, 2006 is included in column (e) of the Summary Compensation Table.

Following is a description of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table above.

Employment Agreements

The Company is party to employment agreements with Thomas C. Tiller, its Chief Executive Officer, and Bennett J. Morgan, its President and Chief Operating Officer. These agreements, which are described in more detail under the sections entitled “Potential Payments Upon Termination or Change-in-Control — 2007 Employment Agreement with Mr. Tiller” and “— Employment Agreement with Mr. Morgan” appearing on pages 53 and 54, respectively, of this Proxy Statement, set forth the base salaries, incentive opportunities, benefits and perquisites payable to Messrs. Tiller and Morgan, as applicable, which are reflected in the Summary Compensation Table above. The Company has not entered into employment agreements with the other Executive Officers. More information regarding the base salaries, incentive opportunities, benefits and perquisites awarded to Messrs. Malone, Bjorkman and Corness, which are reflected in the Summary Compensation Table above, can be found under the section entitled “Compensation Discussion and Analysis” beginning on page 27 of this Proxy Statement.

Incentive Plan Awards

Senior Executive Plan

As described under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Compensation — Senior Executive Annual Incentive Compensation Plan” beginning on page 31 of this Proxy Statement, the Company grants annual incentive cash compensation awards to each of the Executive Officers and other eligible employees pursuant to the Senior Executive Plan in January of each year. The Compensation Committee determines which employees will be eligible to participate in the Senior Executive Plan, the performance objectives under the plan and the formula for computing the award payable to each participant if the performance objectives are met. The performance objectives under the Senior Executive Plan consist of any one or more of the following business criteria, which are intended to align performance with shareholders’ interests:

Operating Income Pre-Tax Income Cash Flow Return on Capital Return on Equity Return on Assets Return on Sales Expense Targets	Customer Satisfaction Sales Sales Growth Net Income Customer Retention Return on Investment Revenue Revenue Growth	Total Shareholder Return Stock Price Market Share Productivity Targets Earnings Per Share Earnings Per Share Growth Economic Value Added

All of the Executive Officers participated in the Senior Executive Plan in 2006. As described in more detail under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation-Annual Compensation — Senior Executive Annual Incentive Compensation Plan” beginning on page 31 of this Proxy Statement, in January 2006 the Compensation Committee established the performance criteria and incentive award targets payable to each Executive Officer upon achievement of the performance criteria for calendar year 2006. The Compensation Committee determined that receipt of the target incentive awards would be based upon the attainment of earnings per diluted share from continuing operations of $3.50 in 2006 and that the Chief Executive Officer, President and Chief Operating Officer and the other Executive Officers would be eligible to receive a targeted incentive award equal to 200%, 100% and 80% of their base salaries, respectively, upon the achievement of such performance criteria. The potential threshold, target and maximum payments under the Senior Executive Plan for 2006 are reflected in columns (c), (d) and (e), respectively, in the Grants of Plan-Based Awards Table above.

In January 2007, it was determined that the Company exceeded the threshold 2006 performance objective for the Senior Executive Plan but the performance achieved was significantly below the established target. The Compensation Committee exercised its negative discretion in determining the incentive awards payable with respect to Messrs. Tiller and Morgan for 2006 performance under the Senior Executive Plan. The actual amount paid to each Executive Officer in February 2007 is included in column (g) of the Summary Compensation Table.

LTIP

As described under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Compensation — LTIP” beginning on page 33 of this Proxy Statement, the Company grants long-term performance-based cash incentives to each of the Executive Officers, other than the Chief Executive Officer, and other full-time employees pursuant to the LTIP. Incentive awards under the LTIP are based on performance over a period of three consecutive calendar years as measured against certain objectives established by the Compensation Committee prior to the commencement of such performance period, or at such other time as permitted by Section 162(m) of the Internal Revenue Code. The performance objectives selected under the LTIP will be relative or absolute measures of any one or more of the following:

Operating Income Pre-Tax Income Cash Flow Return on Capital Return on Equity Return on Assets Return on Sales Expense Targets	Customer Satisfaction Sales Sales Growth Net Income Customer Retention Return on Investment Revenue Revenue Growth	Total Shareholder Return Stock Price Market Share Productivity Targets Earnings Per Share Earnings Per Share Growth Economic Value Added

All Executive Officers, other than the Chief Executive Officer, were eligible to receive awards as part of the 2004 LTIP Grant and continue to be eligible to receive awards as part of the 2005 LTIP Grant and 2006 LTIP Grant. As described in more detail in the section entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — LTIP” beginning on page 33 of this Proxy Statement, the Compensation Committee determined that incentive awards under the 2004 LTIP Grant would be based upon the attainment of two performance criteria: three-year compound annual sales growth and three-year compound earnings per diluted share growth. The Compensation Committee established a target of 55% and 80% of base salary under the LTIP for Mr. Morgan and the other Executive Officer participants, respectively, for the 2004 LTIP Grant. The Compensation Committee determined that incentive awards under the 2005 LTIP Grant and 2006 LTIP Grant would be based upon the attainment of two performance criteria: three-year compound annual sales growth and three-year compound earnings per diluted share from continuing operations growth. Bonus targets of 100% and 80% of base salary were established under the LTIP for Mr. Morgan and the other Executive Officer participants, respectively, for the 2005 LTIP Grant and the 2006 LTIP Grant. The potential threshold, target and maximum percentage payouts under the 2006 LTIP Grant were established on January 18, 2006 and are reflected in columns (f), (g) and (h), respectively, in the Grants of Plan-Based Awards Table above.

In January 2007, the Compensation Committee determined that the threshold performance criteria had not been achieved for the 2004 LTIP Grant and, accordingly, that no incentive awards would be paid to the Executive Officer participants for that performance period. Column (e) of the Summary Compensation Table includes negative amounts to reflect the reversal of compensation costs recognized for financial statement reporting purposes in fiscal years prior to 2006 for the 2004 LTIP Grant and the 2005 LTIP Grant, for which the achievement of the threshold performance criteria is no longer considered probable. Additional detail regarding these reversals can be found in footnote (3) to the Summary Compensation Table. In addition, column (e) of the Summary Compensation Table includes an amount of $0 for the 2006 LTIP Grant because the Company presently believes that it is unlikely that it will achieve the threshold performance criteria for that performance period.

Performance-Based Stock Awards

As described in the section entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Restricted Stock Plan” beginning on page 36 of this Proxy Statement, on December 12, 2006 each Executive Officer, other than the Chief Executive Officer, received two grants of performance-based stock awards under the Restricted Stock Plan-one conditioned on the achievement of compound annual earnings per diluted share from continuing operations growth of 6% and the other conditioned on the achievement of compound annual earnings per diluted share from continuing operations growth of 12%. The compound annual earnings per diluted share from continuing operations growth will be measured for fiscal years 2007 and 2008 over the actual $2.72 earnings per diluted share from continuing operations earned in 2006. Each of the performance-based stock awards granted in December 2006 will vest on December 12, 2009 if and only if such earnings per diluted share from continuing operations performance goals are achieved. The number of shares of performance-based stock awarded under the Restricted Stock Plan to each Executive Officer, other than the Chief Executive Officer, is reflected in column (g) in the Grants of Plan-Based Awards Table above. The amount of expense recognized by the Company in 2006 for these awards is included in column (e) of the Summary Compensation Table above.

Total Compensation

Compensation received by the Company’s Chief Executive Officer and the other Executive Officers of the Company for 2006 reflects the Company’s compensation philosophy of providing compensation opportunities that link a significant amount of the compensation paid to an Executive Officer to Company performance and individual contribution. Polaris generally targets the only fixed component of compensation of its Executive Officers, base salary, at the 50th percentile of the survey group. In 2006, the base salary of each Executive Officer ranked slightly below the median at the 43rd percentile of the survey group’s base salaries for similarly situated executives, and the total compensation opportunities provided to the Chief Executive Officer and to the other Executive Officers were in the top quartile and 68th percentile, respectively, of grant date total compensation opportunities provided to the survey group’s executives holding equivalent positions. The financial performance of the Company in 2006 fell short of management’s expectations and was disappointing to all Polaris stakeholders. Accordingly, the Executive Officers of the Company actually received total compensation in the range of 25% to 50% less than the grant date total compensation opportunities made available to them and their base salaries represented between 17% and 45% of their total compensation. These percentages do not include the reversal of compensation costs recognized for financial statement reporting purposes in fiscal years prior to 2006 for performance-based stock and LTIP awards for which the achievement of the threshold performance criteria is no longer considered probable. The amount of such reversals is set forth in footnote 3 to the Summary Compensation Table appearing on page 38 of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options, restricted stock that has not vested and equity incentive plan awards for each of the Executive Officers named in the Summary Compensation Table as of December 31, 2006.

	Option Awards						Stock Awards
											Equity
				Equity					Equity		Incentive
				Incentive					Incentive		Plan Awards:
				Plan			Number		Plan Awards:		Market or
	Number			Awards:			of	Market	Number		Payout Value
	of	Number of		Number			Shares or	Value of	of Unearned		of Unearned
	Securities	Securities		of Securities			Units of	Shares or	Shares, Units		Shares, Units
	Underlying	Underlying		Underlying			Stock	Units of	or Other		or Other
	Unexercised	Unexercised		Unexercised	Option		That	Stock That	Rights That		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)		($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)

Thomas C. Tiller,	500,000				$24.72500	07/08/2008
Chief Executive	200,000				22.25000	07/02/2011
Officer	250,000				21.72500	07/11/2011
	500,000				29.33000	07/11/2011
	100,000				28.49500	10/07/2012
	100,000				43.01500	11/03/2013
		100,000	(1)		59.45000	11/01/2014
	215,000				67.50000	01/31/2008
									50,000	(2)	$2,341,500
									33,000	(3)	1,545,390
Michael W. Malone,	6,336				15.78125	04/01/2009
Vice President –	6,794				14.71875	04/03/2010

Finance,	4,494				22.25000	07/02/2011
Chief Financial	12,000				28.49500	10/07/2012
Officer and Secretary	15,000				43.01500	11/03/2013
		16,000	(1)		59.45000	11/01/2014
		17,000	(4)		44.91000	11/01/2015
									10,000	(2)	468,300
									1,799	(5)	84,247
									2,527	(6)	118,339
									10,000	(7)	468,300
									5,000	(8)	234,150
Bennett J. Morgan,	3,800				12.87500	03/11/2007
President and Chief	4,400				16.87500	03/06/2008
Operating Officer	5,200				15.78125	04/01/2009
	6,000				14.71875	04/03/2010
	6,800				22.25000	07/02/2011
	10,000				28.49500	10/07/2012
	14,000				43.01500	11/03/2013
		16,000	(1)		59.45000	11/01/2014
		20,000	(9)		65.40000	04/11/2015
		15,000	(9)		75.21000	04/11/2015
		35,000	(4)		44.91000	11/01/2015
									2,624	(5)	122,882
									3,401	(6)	159,269
									13,125	(7)	614,644
									6,563	(8)	307,345
Jeffrey A. Bjorkman,	4,486				15.78125	04/01/2009
Vice President –	4,794				14.71875	04/03/2010
Operations	8,250				22.25000	07/02/2011
	15,200				28.49500	10/07/2012
	20,000				43.01500	11/03/2013
		17,500	(1)		59.45000	11/01/2014
		15,000	(4)		44.91000	11/01/2015
									1,589	(5)	74,413
									2,138	(6)	100,123
									7,500	(7)	351,225
									3,750	(8)	176,613
John B. Corness,	7,600				17.31250	01/15/2009
Vice	8,000				15.78125	04/01/2009
President – Human	12,000				14.71875	04/03/2010
Resources	12,000				22.25000	07/02/2011
	12,200				28.49500	10/07/2012
	15,000				43.01500	11/03/2013
		14,000	(1)		59.45000	11/01/2014
		14,000	(4)		44.91000	11/01/2015
									1,440	(5)	67,435
									2,021	(6)	94,643
									8,000	(7)	374,640
									4,000	(8)	187,320

(1)	Represents stock options granted on November 1, 2004, which become exercisable on November 1, 2007, the third anniversary of the date of grant.

(2)	Represents performance-based stock awarded under the Restricted Stock Plan granted on November 1, 2004. The shares are subject to time and performance vesting conditions. The shares will either vest on (i) November 1, 2007, the third anniversary of the date of grant, provided the Company achieves at least 12% compound annual basic earnings per share from continuing operations growth for the fourth fiscal quarter of 2004 and for fiscal years 2005 and 2006 or (ii) November 1, 2008, the fourth anniversary of the date of grant, provided the Company achieves at least 12% compound annual earnings per share from continuing operations growth for the fourth fiscal quarter of 2004 and for fiscal years 2005, 2006 and 2007, as compared to the actual basic earnings per share from continuing operations earned in 2003 (as adjusted for Polaris’ 2-for-1 stock split in March 2004). At the present time, the Company believes that it is unlikely that the performance criteria for these performance-based stock awards will be achieved and, accordingly, does not expect such shares to vest.

(3)	Represents a performance-based stock award under the Restricted Stock plan granted on January 31, 2005 in connection with entry into an employment agreement by and between the Company and Mr. Tiller as of the same date. The shares are subject to time and performance vesting conditions. The shares will vest on January 31, 2008, the third anniversary of the date of grant, provided the Company achieves at least 12% compound annual basic earnings per share from continuing operations growth for fiscal years 2005, 2006 and 2007 over the actual basic earnings per share from continuing operations earned for fiscal year 2004. At the present time, the Company believes that it is unlikely that the performance criteria for these performance-based stock awards will be achieved and, accordingly, does not expect such shares to vest.

(4)	Represents stock options granted on November 1, 2005, which become exercisable on November 1, 2008, the third anniversary of the date of grant.

(5)	Represents awards made on January 19, 2005 under the LTIP for the three-year performance period beginning January 1, 2005 and ending December 31, 2007-the 2005 LTIP Grant. Awards under the 2005 LTIP Grant will be payable, if earned, after the end of the three-year performance period and prior to March 15, 2008; however, at the present time, the Company believes that it is unlikely that the threshold performance criteria for the 2005 LTIP Grant will be achieved and, accordingly, does not expect to make any awards pursuant to the 2005 LTIP Grant.

(6)	Represents awards made on January 18, 2006 under the LTIP for the three-year performance period beginning January 1, 2006 and ending December 31, 2008-the 2006 LTIP Grant. Awards under the 2006 LTIP Grant will be payable, if earned, after the end of the three-year performance period and prior to March 15, 2009; however, at the present time, the Company believes that it is unlikely that the threshold performance criteria for the 2006 LTIP Grant will be achieved and, accordingly, does not expect to make any awards pursuant to the 2006 LTIP Grant.

(7)	Represents performance-based stock awarded under the Restricted Stock Plan on December 12, 2006. The shares are subject to time and performance vesting conditions. The shares will vest on December 12, 2009, the third anniversary of the date of grant, provided the Company achieves at least 6% compound annual earnings per diluted share from continuing operations growth for fiscal years 2007 and 2008 over the actual $2.72 earnings per diluted share from continuing operations earned in 2006.

(8)	Represents performance-based stock awarded under the Restricted Stock Plan on December 12, 2006. The shares are subject to time and performance vesting conditions. The shares will vest on December 12, 2009, the third anniversary of the date of grant, provided the Company achieves at least 12% compound annual earnings per diluted share from continuing operations growth for fiscal years 2007 and 2008 over the actual $2.72 earnings per diluted share from continuing operations earned in 2006.

(9)	Represents stock options granted on April 11, 2005 in connection with entry into an employment agreement by and between the Company and Mr. Morgan effective as of the same date. The options become exercisable on April 11, 2008, the third anniversary of the date of grant.

OPTION EXERCISES AND STOCK VESTED

The following table gives information concerning the aggregate number of options exercised and shares of stock that vested for each of the Executive Officers during 2006 and the aggregate dollar values realized by each of the Executive Officers upon such exercise or vesting.

	Option Awards			Stock Awards
	Number of			Number of
	Shares			Shares
	Acquired		Value Realized	Acquired		Value Realized
	on Exercise		on Exercise	on Vesting		on Vesting
Name	(#)		($)	(#)		($)
(a)	(b)		(c)	(d)		(e)

Thomas C. Tiller, Chief Executive Officer	0		0	50,000	(1)	$2,138,000
Michael W. Malone, Vice President — Finance, Chief Financial Officer and Secretary	0		0	0		0
Bennett J. Morgan, President and Chief Operating Officer	3,600	(2)	$110,394	0		0
Jeffrey A. Bjorkman, Vice President — Operations	11,906	(3)	363,334	0		0
John B. Corness, Vice President — Human Resources	0		0	0		0

(1)	Represents restricted stock granted to Mr. Tiller on November 3, 2003, which vested on November 3, 2006, the third anniversary of the date of grant. The number of shares reflected has been adjusted for the 2-for-1 split of the Company’s common stock affected in the form of a 100% share dividend paid on March 8, 2004 (the “Stock Split”). The closing price of the Company’s common stock on the vesting date was $42.76.

(2)	Represents options granted on May 8, 1996 at an exercise price of $16.875, the closing price of the Company’s common stock on the grant date, as adjusted for the Stock Split. The options became exercisable on May 8, 1999 and would have expired in accordance with their terms on May 8, 2006. Mr. Morgan exercised the options on May 3, 2006. The closing price of the Company’s common stock on the exercise date was $47.54.

(3)	Represents (i) 950 options granted on April 1, 1999 at an exercise price of $15.78125; (ii) 7,206 options granted on April 3, 2000 at an exercise price of $14.71875 and (iii) 3,750 options granted on July 2, 2001 at an exercise price of $22.25. The foregoing numbers of options and exercise prices have been adjusted to reflect the Stock Split. Each of the foregoing exercise prices was the closing price of the Company’s common stock on the grant date. Each of the options vested on the third anniversary of the applicable date of grant and would have expired in accordance with their terms on the tenth anniversary of the applicable date of grant. Mr. Bjorkman exercised the options to purchase 7,206 shares and 3,750 shares on April 28, 2006, when the closing price of the Company’s common stock was $47.90. Mr. Bjorkman exercised the option to purchase 950 shares on May 15, 2006, when the closing price of the Company’s common stock was $45.30.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding the contributions by each Executive Officer and the Company under SERP as well as information regarding earnings, aggregate withdrawals and distributions and balances under the SERP for each Executive Officer.

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Thomas C. Tiller, Chief Executive Officer	$75,250	$75,250	$141,943	0	$1,377,471
Michael W. Malone, Vice President — Finance, Chief Financial Officer and Secretary	15,500	15,500	20,884	0	166,664
Bennett J. Morgan, President and Chief Operating Officer	18,500	18,500	4,715	0	60,722
Jeffrey A. Bjorkman, Vice President — Operations	11,500	11,500	29,042	0	230,085
John B. Corness, Vice President — Human Resources	10,500	10,500	24,087	0	179,677

Polaris sponsors a 401(k) Plan and SERP, the terms of which are described under “Compensation Discussion and Analysis — Elements of Executive Compensation — Benefits” beginning on page 36 of this Proxy Statement. Executive Officers may elect to invest their contributions in the SERP in the same funds that are available to Polaris employees generally under the 401(k) Plan. During fiscal year 2006, Executive Officers invested in the following funds:

Dreyfus MidCap Index Fund
Dreyfus Small Cap Stock Index Fund
Fidelity Dividend Growth Fund
Fidelity Diversified International Fund A
Fidelity Equity-Income Fund
Fidelity Freedom 2000 Fund
Fidelity Freedom 2005 Fund
Fidelity Freedom 2010 Fund
Fidelity Freedom 2015 Fund
Fidelity Freedom 2020 Fund
Fidelity Freedom 2025 Fund
Fidelity Freedom 2030 Fund	Fidelity Freedom 2035 Fund
Fidelity Freedom 2040 Fund
Fidelity Freedom Income Fund
Fidelity Growth Company Fund
Fidelity Managed Income Portfolio
Fidelity Puritan Fund
Fidelity Value Fund
Franklin Small-Mid Cap Growth Fund
Neuberger Berman Genesis Fund Trust
Oakmark Select Fund Class I
PIMCO Total Return Fund Administrative Class
Spartan US Equity Index Fund Investor Class

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Payments Made Upon Termination

The tables below reflect the estimated amount of compensation that would be payable to (i) the Chief Executive Officer under the terms of the employment agreement in effect on December 31, 2006, and (ii) each of the other Executive Officers under the terms of the Company’s severance pay policy, in each case, in the event of termination of such Executive Officer’s employment under any one of the following scenarios:

•	For cause by the Company or without good reason by the Executive Officer;

•	Without cause by the Company or with good reason by the Executive Officer;

•	Without cause by the Company or with good reason by the Executive Officer in connection with a change in control of the Company; and

•	Upon the death or disability of the Executive Officer.

The amounts reflected in the tables below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Earned but unpaid base salary through the date of termination;

•	Accrued but unused vacation pay through the date of termination;

•	Maximum Company matching contributions to the 401(k) Plan or the SERP, as applicable, in an amount equal to 5% of the final payouts for base salary, incentive awards under the Senior Executive Plan, if any, and accrued vacation;

•	Distributions of plan balances under the Polaris 401(k) Plan;

•	Distributions of plan balances under the SERP. See the Nonqualified Deferred Compensation table on page 48 for information regarding each Executive Officer’s balance under the SERP as of December 31, 2006; and

•	A life insurance benefit equal to two times base salary up to a maximum of $650,000, payable in the event of termination upon death.

The amounts set forth in the tables below also do not reflect any applicable tax withholdings or other deductions by the Company from the amounts otherwise payable to the Executive Officers upon termination of employment.

Payments Made Upon Change in Control

The tables below reflect the estimated payments that would be made to the Executive Officers in the event of a change in control which, in each case, is payable in accordance with the terms of a change in control agreement entered into by the executive and the Company. These agreements are described in more detail under the heading “Change in Control Agreements” beginning on page 55.

Payments Made Upon Retirement

Other than the 401(k) Plan and the restorative SERP, as explained in the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Benefits” appearing on page 36 of this Proxy Statement, the Company does not maintain a pension plan or a defined benefit supplemental retirement savings plan for the Executive Officers.

The Company does, however, provide certain perquisites to Executive Officers that are retirement-eligible. These perquisites include:

•	medical insurance coverage or cash equivalent for retirees and their spouses from age 55 to 64 with coverage coinciding with Medicare B after age 65;

•	dental insurance coverage for retirees and their spouses at the same coverage level with the same provider as an active employee,

•	continued annual physical exams at the Mayo Clinic for retirees and their spouses in accordance with the active officer benefit; and

•	continued use of Polaris products in accordance with the active executive officer benefits, including related parts, garments and accessories.

To be retirement-eligible, the Chief Executive Officer and the President and Chief Operating Officer must have attained the age of at least 55 and have a minimum of 9 years of service to the Company and the other Executive Officers must have attained the age of at least 55 and have a minimum of 15 years of service to the Company. None of the Company’s Executive Officers are retirement-eligible as of December 31, 2006 and, accordingly, the tables below do not include any amounts for the retirement perquisite described above.

Mr. Tiller’s 2007 employment agreement, which is described under the section entitled “2007 Employment Agreement with Mr. Tiller” below, provides that he will be eligible to retire from Polaris for all purposes upon completion of the term of the agreement on December 31, 2008, provided his employment with the Company is not terminated prior thereto. In addition to the retirement benefits outlined above for Executive Officers generally, Mr. Tiller will be eligible to receive:

•	continued use of the Company’s travel agent for travel arrangements and use of the Company airplane in accordance with the active executive officer benefits; and

•	secretarial services and reasonable office facilities.

Potential Payments to Mr. Tiller

At December 31, 2006, Mr. Tiller, the Chief Executive Officer, and the Company were parties to an employment agreement dated February 20, 2006 (the “2006 Employment Agreement”), which replaced all prior agreements except for his change in control agreement dated July 8, 1998. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2006, (ii) the payments are based upon the terms of the 2006 Employment Agreement which was in effect on that date, and (iii) the stock price was $46.83, the closing market price of the Company’s common stock on December 29, 2006, the last business day of the 2006 fiscal year.

					Without Cause
					or With Good
	For Cause or		Without Cause		Reason
	Without Good		or With Good		Termination
Executive Benefits and Payments Upon	Reason		Reason		(Change		Death or
Termination for Thomas C. Tiller	Termination		Termination		in Control)		Disability

Compensation:
Annual Compensation
Base Salary ($750,000)	$0		$1,357,538	(2)	$3,232,372	(6)	$0
Annual Cash Incentives (Senior Executive Plan-200% of Base Salary)	347,101	(1)	2,596,734	(3)	0		$1,499,974	(8)
Long-Term Compensation
Stock Options
Unvested and Accelerated	N/A		N/A		0	(7)	N/A
Restricted Stock
Unvested and Accelerated	N/A		3,886,890	(4)	3,886,890	(4)	3,886,890	(4)
Benefits and Perquisites
Medical and Dental	0		24,103	(5)	0		0

Total	$347,101		$7,865,265		$7,119,262		$5,386,864

(1)	Represents the present value of the $350,000 incentive award payable to Mr. Tiller under the Senior Executive Plan for the 2006 performance period, as set forth in column (g) of the Summary Compensation Table appearing on page 38 of this Proxy Statement, calculated using a discount rate of 5%.

(2)	Represents the present value of a $62,500 monthly base salary payment (1/12 of his $750,000 base salary) payable over a 24-month period, calculated using a discount rate of 5%.

(3)	Represents (i) $2,249,633, the present value of two annual payments of $1,162,500, based upon the average of Mr. Tiller’s annual incentive awards under the Senior Executive Plan for 2004 and 2005, which were $1,350,000 and $975,000, respectively, and (ii) $347,101, the present value of the $350,000 incentive award payable under the Senior Executive Plan for the 2006 performance period. The present value of such payments was calculated using a discount rate of 5%.

(4)	Represents the value of 83,000 outstanding performance-based stock awards under the Restricted Stock Plan, as reflected in column (i) of the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 45 of this

Proxy Statement, using $46.83, the closing market price of the Company’s common stock on December 29, 2006, the last business day of the 2006 fiscal year.

(5)	Represents the present value of Mr. Tiller’s medical and dental insurance coverage for a 24-month period following termination based on monthly medical and dental insurance premiums of $1,038.28 and $71.42, respectively. The present value of such monthly payments was calculated using a discount rate of 5%.

(6)	Represents two times Mr. Tiller’s average annual cash compensation (including base salary and incentive awards under the Senior Executive Plan) for the three fiscal years of the Company immediately prior to termination, using the information reflected in the Summary Compensation Table appearing on page 38 of this Proxy Statement for fiscal year 2006 and in the Company’s 2006 Proxy Statement with respect to amounts received for fiscal years 2004 and 2005.

(7)	Represents the value of 100,000 unvested stock options under the Stock Option Plan, which are reflected in column (c) of the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 45 of this Proxy Statement. The exercise price of such stock options exceeded the closing market price of the Company’s common stock on December 29, 2006, the last business day of the 2006 fiscal year.

(8)	Represents (i) $1,152,873, the present value of the average amount of Mr. Tiller’s annual incentive awards under the Senior Executive Plan for 2004 and 2005, which were $1,350,000 and $975,000, respectively, calculated using a discount rate of 5% and (ii) $347,101, the present value of the $350,000 incentive award payable under the Senior Executive Plan for the 2006 performance period.

Under the terms of Mr. Tiller’s 2006 Employment Agreement, if the Company terminated his employment for “cause” or if he terminated his employment without “good reason” (as such terms are defined below), he would be entitled to receive the payments set forth in the first column of the above table. Mr. Tiller’s 2006 Employment Agreement defines “cause” as the willful and continued failure by him to substantially perform his duties, his willful engagement in gross negligence, illegal conduct or gross misconduct which is materially and demonstrably injurious to Polaris; his conviction or entry of a guilty or nolo contendere plea with respect to a felony or any other willful and material breach of the agreement by him that is not remedied. “Good reason” is defined under the 2006 Employment Agreement as a material reduction in the scope of Mr. Tiller’s authority and responsibility, a reduction in his base compensation, relocation of his principal place of employment outside of the Company’s principal executive offices or failure by the Company to perform any of its material obligations to him.

In January 2007, the Company entered into a new employment agreement with Mr. Tiller, which agreement provides for amounts payable upon a termination of employment that would cause the amounts reflected in the foregoing table to be different than those calculated under the 2006 Employment Agreement, except upon a change in control. See the full description of Mr. Tiller’s new employment agreement under the section below entitled “2007 Employment Agreement with Mr. Tiller” beginning on page 53 of this Proxy Statement.

Non-Compete and Non-Solicitation Agreements

As described in “2007 Employment Agreement with Mr. Tiller” beginning on page 53 of this Proxy Statement, Mr. Tiller has agreed not to engage in competitive activities for a period of two years following his termination of employment. The other Executive Officers were required to enter into non-competition agreements as a condition to receipt of restricted stock and LTIP grants.

Potential Payments to Executive Officers Other Than Mr. Tiller

The following table describes the potential payments upon termination or a change in control of the Company for each of the Executive Officers, other than Mr. Tiller. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2006 and (ii) the stock price was $46.83, the closing market price of the Company’s common stock on December 29, 2006, the last business day of the 2006 fiscal year.

				Without Cause
				or With Good
				Reason
	For Cause or	Without Cause or		Termination (in
	Without Good	With Good		connection with
	Reason	Reason		a Change in		Death or
	Termination	Termination		Control)		Disability

Mr. Malone
Base Salary ($325,000)	$0	$206,250	(1)	$924,661	(4)	$0
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	0	93,519	(2)	0		93,519	(2)
LTIP Incentive Awards	0	0	(3)	0		0	(3)
Stock Options (Unvested and Accelerated)	N/A	N/A		32,640	(5)	N/A
Restricted Stock (Unvested and Accelerated)	N/A	N/A		1,170,750	(6)	1,170,750	(6)

Total	$0	$299,769		$2,128,051		$1,264,269

Mr. Morgan
Base Salary ($350,000)	$0	$201,923	(1)	$938,974	(4)	$0
Annual Cash Incentives (Senior Executive Plan-100% of Base Salary)	0	121,486	(2)	0		121,486	(2)
LTIP Incentive Awards	0	0	(3)	0		0	(3)
Stock Options (Unvested and Accelerated)	N/A	N/A		67,200		N/A
Restricted Stock (Unvested and Accelerated)	N/A	N/A		921,989	(6)	921,989	(6)

Total	$0	323,409		$1,928,163		$1,043,475

Mr. Bjorkman
Base Salary ($275,000)	$0	$126,923	(1)	$859,226	(4)	$0
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	0	79,139	(2)	0		79,139	(2)
LTIP Incentive Awards	0	0	(3)	0		0	(3)
Stock Options (Unvested and Accelerated)	N/A	N/A		28,800	(5)	N/A
Restricted Stock (Unvested and Accelerated)	N/A	N/A		526,838	(6)	526,838	(6)

Total	$0	$206,062		$1,414,864		$605,977

Mr. Corness
Base Salary ($260,000)	$0	$60,000	(1)	$802,703	(4)	$0
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	0	74,776	(2)	0		74,776	(2)
LTIP Incentive Awards	0	0	(3)	0		0	(3)
Stock Options (Unvested and Accelerated)	N/A	N/A		26,880	(5)	N/A
Restricted Stock (Unvested and Accelerated)	N/A	N/A		561,960	(6)	561,960	(6)

Total	$0	$134,776		1,391,543		$636,736

(1)	Represents an amount equal to each Executive Officer’s base salary as of December 31, 2006, divided by 52 weeks, multiplied by 1.5 times the number of years such Executive Officer has worked at Polaris. As of December 31, 2006, Messrs. Malone, Morgan, Bjorkman and Corness have been employed with Polaris or its predecessors for 22 years, 20 years, 16 years and 8 years, respectively.

(2)	Represents the present value of the incentive award that would have otherwise been payable to each Executive Officer under the Senior Executive Plan for the 2006 performance period, as reflected in column (g) of the Summary Compensation Table appearing on page 38 of this Proxy Statement. The present value of such incentive awards was calculated using a 5% discount rate.

(3)	Executive Officers would be entitled to the pro rata amount of earned but unpaid LTIP incentive awards for all open performance periods as of the date of termination; however, as described in more detail under the section entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — LTIP” beginning on page 33 of this Proxy Statement, at the present time the Company does not believe that it will meet the threshold financial performance criteria under the 2005 LTIP Grant or the 2006 LTIP Grant. Thus, the amount reflected for each Executive Officer is $0.

(4)	Represents an amount equal to two times each Executive Officer’s average annual cash compensation (including base salary and incentive awards under the Senior Executive Plan and LTIP) for the three fiscal years of the Company immediately prior to termination, using the information reflected in the Summary Compensation Table appearing on page 38 of this Proxy Statement for fiscal year 2006 and in the Company’s 2006 Proxy Statement with respect to amounts received for fiscal years 2004 and 2005.

(5)	Represents the market value of each Executive Officer’s unvested stock options under the Stock Option Plan as of December 31, 2006, using the closing market price of the Company’s common stock on December 29, 2006, the last business day of the 2006 fiscal year. The number of such stock options and the exercise price thereof are reflected in columns (c) and (e), respectively, of the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 45 of this Proxy Statement. To the extent that the exercise price for a particular stock option exceeded $46.83 per share, the Company included a market value of $0 for such award in the aggregate market value of all stock options held by the Executive Officer.

(6)	Represents the value of each Executive Officer’s outstanding performance-based stock awards under the Restricted Stock Plan as of December 31, 2006, which are reflected in column (i) of the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 45 of this Proxy Statement, based on the closing market price of the Company’s common stock on December 29, 2006, the last business day of the 2006 fiscal year.

2007 Employment Agreement with Mr. Tiller

Mr. Tiller and Polaris entered into an employment agreement dated January 18, 2007, which replaced all prior agreements, except for his Change of Control Agreement dated July 8, 1998, which remains in effect. Mr. Tiller will continue to be employed as Chief Executive Officer of the Company through at least December 31, 2008. The Company agreed to provide Mr. Tiller a stock option and performance-based stock award in connection with the January 18, 2007 agreement, as described in more detail below.

Pursuant to the employment agreement, the Company has agreed to provide Mr. Tiller:

(i) an annual base salary of at least $750,000, which may, at the discretion of the Board of Directors, be increased during the term of his employment;

(ii) an opportunity to earn a target annual incentive award of 200% of his base salary under the Senior Executive Plan based upon the attainment of certain financial goals established by the Compensation Committee;

(iii) a stock option to purchase 192,000 shares of the Company’s common stock, granted on January 29, 2007, at an exercise price of $46.66 per share, the fair market value of such stock on the date of grant, subject to the terms of the Stock Option Plan;

(iv) a performance-based stock award for 40,000 shares of the Company’s common stock, granted on January 29, 2007 when the fair market value of such stock was $46.66 per share, subject to the terms of the Restricted Stock Plan (the “2007 Performance-Based Stock Award”); and

(v) the opportunity to participate in the Company’s benefit programs and receive the perquisites made available by the Company to its Executive Officers, including without limitation, medical, dental and life insurance coverage, financial planning and tax preparation services, 401(k) Plan and SERP and a country club membership.

Under the terms of his employment agreement, if Mr. Tiller’s employment terminates as a result of his death or disability, he or his designated beneficiaries, as appropriate, will receive payments equal to (i) his base salary earned through the date of termination payable when such salary would customarily be paid; (ii) an annual incentive payment for the year of termination equal to the target annual incentive award under the Senior Executive Plan for such year pro-rated through the date of termination, payable when incentive awards for such period are customarily paid; and (iii) any annual incentive award for a preceding year that remains unpaid at the time of termination payable when such incentive awards are paid to other executives of the Company. In addition, all of his outstanding stock options and restricted share awards will vest immediately (other than the 2007 Performance-Based Stock Award, which will vest in accordance with its terms).

If Mr. Tiller’s employment is terminated by the Company for cause or by him without good reason, he will receive (i) his base salary earned through the date of termination payable when such salary would customarily be paid; and (ii) any annual incentive award for a preceding year that remains unpaid at the time of termination payable when such incentive awards are paid to other executives of the Company. Upon termination under these circumstances, all stock options and unvested restricted share awards will terminate immediately and he may purchase health insurance under the Company’s then existing health insurance plan in accordance with applicable government requirements.

If Mr. Tiller’s employment is terminated by the Company without cause or by him for good reason, he will receive payments equal to (i) his base salary earned through the date of termination payable when such salary would customarily be paid; (ii) a lump sum payment in an amount equal to the lesser of (A) 24 months of his base salary and (B) his base salary for the remainder of the term of the agreement; (iii) an annual incentive award under the Senior Executive Plan for the year of termination and for any subsequent year remaining in the term of the agreement, each equal to the target annual incentive award, payable when incentive awards for such periods are customarily paid; and (v) any annual incentive award for a preceding year that remains unpaid at the time of termination payable when such incentive awards are paid to other executives of the Company. In addition, the Company will provide him with medical and dental insurance coverage for a period ending on the earlier of the second anniversary of the date of termination, December 31, 2008, or the date on which another employer employs him. Any stock options and restricted share awards that would, by their terms, vest on or before the first anniversary of the date of termination will vest immediately (other than the 2007 Performance-Based Stock Award, which will vest in accordance with its terms), and in the case of stock options, be exercisable until the first anniversary of the date of termination.

Under his employment agreement, Mr. Tiller has agreed not to engage in competitive activities for a period of two years following his termination of employment.

Employment Agreement with Mr. Morgan

Mr. Morgan and Polaris entered into an employment agreement effective April 11, 2005 in connection with his promotion to President and Chief Operating Officer of the Company, which replaced all prior agreements, except for his Change of Control Agreement dated November 1, 2004. Mr. Morgan’s agreement provides for:

(i) an annual base salary of at least $350,000, which may, at the discretion of the Board of Directors, be increased during the term of his employment;

(ii) an opportunity to earn an annual bonus under the Senior Executive Plan based upon the attainment of certain financial goals established by the Compensation Committee;

(iii) an opportunity to earn long-term bonus awards under the LTIP based upon the attainment of certain financial goals established by the Compensation Committee;

(iv) an opportunity to receive stock option awards under the Stock Option Plan upon a determination to grant such options by the Compensation Committee; and

(v) the opportunity to participate in the Company’s benefit programs and receive the perquisites made available by the Company to its Executive Officers, including, without limitation, medical, dental and life insurance coverage, financial planning and tax preparation services, 401(k) Plan and SERP and a country club membership.

In connection with entry into his employment agreement on April 11, 2005, Mr. Morgan also received a stock option to purchase 20,000 shares of the Company’s common stock under the Stock Option Plan at an exercise price of $65.40, the fair market value of such stock on the date of grant, and a stock option to purchase 15,000 shares of the Company’s common stock under the Stock Option Plan at an exercise price of $75.21, 115% of the fair market value of such stock on the date of grant. Both stock options will vest on April 11, 2008.

In January 2007, the Compensation Committee increased Mr. Morgan’s base salary to $375,000 per year. Such increase will take effect on April 1, 2007.

Change in Control Agreements

The Company has entered into change in control agreements with the Executive Officers which become effective only upon a “Change in Control.” Under the agreements, a “Change in Control” is deemed to occur if:

•	There is a substantial change in the composition of the Board of Directors which causes at least one-half of the Board of Directors to consist of new directors that were not nominated by the Company; or

•	A third party acquires ownership of 35% or more of the Company’s common stock, unless such acquisition is approved by the Company; or

•	The Company engages in certain extraordinary corporate events (such as a liquidation, dissolution, reorganization, merger or sale of all or substantially all of its assets), unless the Company is the surviving entity following such transaction or at least one-half of the Company’s Board of Directors continue to serve as directors of the surviving entity after such transaction, as applicable.

If upon or within 24 months after a Change in Control, any of the Executive Officers terminates his employment for “Good Reason” or such employee’s employment is terminated without “Cause,” he will be entitled to:

•	All accrued but unpaid compensation and benefits; and

•	A lump-sum cash payment equal to two times his average annual cash compensation (including cash incentives under the Senior Executive Plan and LTIP, but excluding the award or exercise of stock options or stock grants) for the three fiscal years of the Company immediately preceding such termination.

If such termination occurs before a cash incentive award for any preceding fiscal year has been paid, the Company is required to pay to the employee the amount of the employee’s cash incentive award for such preceding fiscal year as soon as it is determinable and such amount is to be included in the determination of the payment to be made pursuant to the agreement. No cash incentive award shall be paid for any part of the fiscal year in which the termination occurs.

Under the change in control agreements, “Good Reason” means:

•	A material re-assignment of or reduction in the Executive Officer’s duties;

•	A reduction in the Executive Officer’s base compensation;

•	A relocation of the Executive Officer’s principal place of employment to be anywhere other than the Company’s principal executive office, or a relocation of the Company’s principal executive office outside of the Minneapolis, Minnesota metropolitan area; or

•	Any other failure by the Company to perform any of its material obligations to the Executive Officer.

The change in control agreements define “Cause” as:

•	repeated willful and deliberate violations of the Executive Officer’s employment obligations; or

•	conviction for a felony involving moral turpitude or dishonesty with respect to the Company.

The amounts payable to each Executive Officer under the change of control agreements are quantified in the tables above.

DIRECTOR COMPENSATION

	Fees Earned
	or Paid	Stock	Option	All Other
	in Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(2),(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(g)	(h)

Andris A. Baltins	$67,000	0	$54,324	$24,615	$145,939
Robert L. Caulk	52,978	0	54,324	1,902	109,204
Annette K. Clayton	49,000	0	54,324	4,100	107,424
William E. Fruhan, Jr.(5)	37,179	0	19,691	1,246	58,116
John R. Menard, Jr.	43,000	0	54,324	7,116	104,440
Gregory R. Palen	142,912	0	54,324	33,214	230,450
Stefan Pierer(6)	0	0	0	0	0
R. M. (Mark) Scheck	55,000	0	54,324	10,045	119,369
Thomas C. Tiller(7)	0	0	0	0	0
William Grant Van Dyke(8)	18,043	0	0	187	18,230
Richard A. Zona	66,000	0	54,324	9,861	130,185

(1)	As described in more detail in the accompanying narrative, directors may defer all or a portion of the fees otherwise payable to them in accordance with the Polaris Industries Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”). Mr. Fruhan deferred $29,555 of the fees otherwise payable to him for service during 2006 in accordance with the Deferred Compensation Plan and Messrs. Pierer and Tiller did not receive any fees for their service as directors. Each of the remaining directors deferred all fees otherwise payable to him or her in 2006 in accordance with the Deferred Compensation Plan. The deferred amounts were converted into common stock equivalents. The aggregate number of common stock equivalents held by each director as of December 31, 2006 is reflected in column (g) of the Non-Employee Director Outstanding Equity Awards at Fiscal Year-End Table appearing on page 58 of this Proxy Statement.

(2)	The aggregate number of stock awards and option awards outstanding as of December 31, 2006 for each director other than Mr. Tiller is reflected in the Non-Employee Directors-Outstanding Equity Awards at Fiscal Year-End Table appearing on page 58 of this Proxy Statement. Mr. Tiller’s outstanding awards as of December 31, 2006 are reflected in the Outstanding Equity Awards at Fiscal Year-End Table for Executive Officers appearing on page 45 of this Proxy Statement.

(3)	Includes dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) and thus may include awards granted in and prior to 2006. On April 20, 2006 the Company granted stock options to Ms. Clayton and each of Messrs. Baltins, Caulk, Menard, Palen, Schreck and Zona to purchase 4,000 shares of the Company’s common stock at an exercise price of $49.21 per share under the Director Stock Option Plan. These stock options will vest and become exercisable on April 19, 2007, the date of the 2007 Annual Meeting of Shareholders. The grant date fair value for these stock option awards was $49,573 for each director. Messrs. Tiller and Pierer were not eligible to participate in the Director Stock Option Plan.

(4)	Reflects the dollar value of dividends earned during 2006 on common stock equivalent accounts under the Deferred Compensation Plan.

(5)	Mr. Fruhan resigned from the Board of Directors of the Company effective upon the election of directors and adjournment of the Company’s 2006 Annual Meeting of Shareholders, which was held on April 20, 2006. Mr. Fruhan was issued a stock certificate for 4,168 shares, representing the distribution of his account under the Deferred Compensation Plan following the termination of his service as a director.

(6)	Mr. Pierer resigned from the Board of Directors of the Company effective August 3, 2006. Mr. Pierer did not receive any compensation for his service as a director or as a member of any committee of the Board of Directors of the Company.

(7)	Mr. Tiller, the Chief Executive Officer of the Company, does not receive compensation for his service as a director or as a member of committees of the Board of Directors of the Company. Information regarding Mr. Tiller’s compensation for his service as Chief Executive Officer of the Company for the fiscal year ended December 31, 2006 can be found in the Summary Compensation Table appearing on page 38 of this Proxy Statement.

(8)	Mr. Van Dyke was elected as a director of the Company effective July 19, 2006.

Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options for each of the non-employee directors named in the Director Compensation Table as of December 31, 2006. Information regarding Mr. Tiller’s outstanding equity awards as of December 31, 2006 can be found in the Outstanding Equity Awards at Fiscal Year-End Table appearing on page 45 of this Proxy Statement.

	Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive
				Equity						Plan	Plan
				Incentive						Awards:	Awards:
				Plan						Number	Market or
	Number			Awards:					Market	of Unearned	Payout Value
	of	Number of		Number			Number		Value of	Shares,	of Unearned
	Securities	Securities		of Securities			of Shares		Shares or	Units or	Shares, Units
	Underlying	Underlying		Underlying			or Units		Units of	Other	or Other
	Unexercised	Unexercised		Unexercised	Option		of Stock		Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Option	That Have		Have Not	Have	Have Not
	(#)	(#)		Options	Price	Expiration	Not Vested		Vested	Not Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Andris A. Baltins	4,000				$26.675	05/01/2013
	4,000				45.900	04/22/2014
	4,000				59.190	04/21/2015
		4,000	(1)		49.210	04/20/2016
							20,640	(2)	$966,551
Robert L. Caulk	4,000				59.190	04/21/2015
		4,000	(1)		49.210	04/20/2016
							1,990	(2)	93,195
Annette K. Clayton	4,000				45.900	04/22/2014
	4,000				59.190	04/21/2015
		4,000	(1)		49.210	04/20/2016
							3,710	(2)	173,745
William E. Fruhan, Jr.(3)
John R. Menard, Jr.	4,000				26.675	05/01/2013
	4,000				45.900	04/22/2014
	4,000				59.190	04/21/2015
		4,000	(1)		49.210	04/20/2016
							6,187	(2)	289,717
Gregory R. Palen	4,000				26.675	05/01/2013
	4,000				45.900	04/22/2014
	4,000				59.190	04/21/2015
		4,000	(1)		49.210	04/20/2016
							28,468	(2)	1,333,140
Stefan Pierer(4)
R.M. (Mark) Schreck	4,000				26.675	05/01/2013
	4,000				45.900	04/22/2014
	4,000				59.190	04/21/2015
		4,000	(1)		49.210	04/20/2016
							8,677	(2)	406,367
William Grant Van Dyke							429	(2)	20,098
Richard A. Zona	4,000				26.675	05/01/2013
	4,000				45.900	04/22/2014
	4,000				59.190	04/21/2015
		4,000	(1)		49.210	04/20/2016
							8,526	(2)	399,285

(1)	Represent options granted under the Director Stock Option Plan on April 20, 2006, the date of the Company’s 2006 Annual Meeting of Shareholders, which become exercisable on April 19, 2007, the date of the Company’s 2007 Annual Meeting of Shareholders.

(2)	Represents common stock equivalents (CSEs), which are awarded to Directors of the Company under the Deferred Compensation Plan. Upon termination of his/her services, a Director is entitled to receive one share of common stock for each CSE earned.

(3)	Mr. Fruhan resigned from the Board of Directors of the Company effective upon the election of directors and adjournment of the Company’s 2006 Annual Meeting of Shareholders, which was held on April 20, 2006. Mr. Fruhan was issued a stock certificate for 4,168 shares, representing the distribution of his account under the Deferred Compensation Plan following the termination of his service as a director.

(4)	Mr. Pierer resigned from the Board of Directors of the Company effective August 3, 2006. Mr. Pierer did not receive any option awards or stock awards for his service as a director.

Director Fees

Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Compensation for non-employee directors is divided into cash and stock components. The Company presently pays each non-employee director other than our Chairman, Mr. Palen, an annual director’s fee of $40,000. At least $5,000 of the annual director’s fee paid to each non-employee director other than Mr. Pierer will be payable in common stock equivalents (as described below). Mr. Palen, our non-executive Chairman of the Board of Directors, currently receives an annual fee of $140,000 in lieu of the annual director’s fee received by other non-employee directors. The Chairs of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Technology Committee currently receive an annual committee chairman’s fee of $10,000. Non-employee directors also receive $1,000 for each committee meeting attended, which fees they may choose to defer under the Deferred Compensation Plan (as described below). Mr. Pierer did not receive fees for his service as a director.

Deferred Compensation Plan

The Company maintains the Deferred Compensation Plan, for directors who are not officers or employees of the Company (“Outside Directors”). Mr. Pierer was not eligible to participate in the Deferred Compensation Plan. As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director automatically receives an award of common stock equivalents having a fair market value of $1,250. An Outside Director can also defer all or a portion of the director and/or chair and committee fees that would otherwise be paid to him or her in cash. Such deferred amounts are converted into additional common stock equivalents based on the then fair market value of the common stock. These “common stock equivalents” are phantom stock units, i.e., each common stock equivalent represents the economic equivalent of one share of common stock. Dividends will be credited to Outside Directors as if the common stock equivalents are outstanding shares of common stock. Such dividends will be converted into additional common stock equivalents.

As soon as practicable after an Outside Director’s service on the Board terminates, he or she will receive a distribution of a number of shares of common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.

A maximum of 200,000 shares of common stock are reserved for issuance under the Deferred Compensation Plan. Of that total, 57,712 shares of common stock remained available for future grants as of February 14, 2007. The Deferred Compensation Plan will remain effective until May 31, 2010, unless terminated earlier by the Board of Directors. The Deferred Compensation Plan may be terminated or amended at any time by the Board of Directors.

Director Stock Option Plan

Under the Director Stock Option Plan, each non-employee director who is elected at an annual meeting of shareholders or who continues to serve as a director after such annual meeting will receive an annual grant of stock options to purchase 4,000 shares of the Company’s common stock at an exercise price equal to fair market value on the date of grant. Mr. Pierer was not eligible to receive grants under the Director Stock Option Plan.

As described under the section entitled “Compensation Discussion and Analysis — Omnibus Plan” appearing on page 38 of this Proxy Statement, one of the proposals that shareholders are being asked to consider at the Annual Meeting is approval of the Omnibus Plan, which, if approved, will be used to grant equity and performance-based awards similar to those previously granted under various plans, including the Director Stock Option Plan. All outstanding awards under the Director Stock Option Plan will remain outstanding; however, no further awards will be granted pursuant to the Director Stock Option Plan if the Omnibus Plan is approved by shareholders at the Annual Meeting. The proposed Omnibus Plan, if approved, would permit the Board, from time to time, to set the amount and type of equity awards to be granted on a periodic, non-discriminatory basis to non-employee directors.

Use of Polaris Products and Corporate Aircraft

Additionally, the Company provides six Polaris products to each of the Outside Directors, of his or her choice, at no charge to encourage a first-hand understanding of the riding experience of Polaris customers and to provide Outside Directors with an opportunity to evaluate product design and efficiency. The products used by the Outside Directors are returned to Polaris at the end of a defined usage period based upon months, miles or hours, depending upon the product line. Polaris sells the returned products to dealers at an amount greater than the cost of such products to the Company. All Outside Directors also receive related Polaris parts, garments and accessories.

Directors are eligible to use the Company’s aircraft for personal travel, however, all incremental variable operating costs associated with such personal aircraft use must be reimbursed to the Company. During 2006, none of the directors used the Company’s corporate aircraft for personal travel.

Director Stock Ownership Guidelines

The Company’s Board of Directors has adopted stock ownership guidelines, which provide that each non-employee director is expected to own, directly or indirectly, shares of Polaris common stock or common stock equivalents having a value of at least three times the amount of the annual retainer fee and, if applicable, committee chairman fee paid to such director. Compliance with the stock ownership guidelines is voluntary but is monitored by the Vice President-Finance and Chief Financial Officer of the Company. All non-employee directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board of Directors. The following chart sets forth the stock ownership of each of the non-employee directors that were in office as of December 31, 2006 relative to the stock ownership guidelines:

	Stock Ownership			Shares of Common
	Guidelines			Stock and Common
	(as a Multiple of		Stock Ownership	Stock Equivalents
	Annual Director		Guidelines	Held as of	Stock Ownership
Name	Fee/Chairman Fee)		(as a Number of Shares)	December 31, 2006	Guideline Met?

Andris A. Baltins	3	x	3,000	45,790	Yes
Robert L. Caulk	3	x	3,000	2,190	(1)
Annette K. Clayton	3	x	2,400	3,710	Yes
John R. Menard, Jr.	3	x	2,400	6,187	Yes
Gregory R. Palen	3	x	8,400	45,922	Yes
R.M. (Mark) Schreck	3	x	3,000	12,567	Yes
William Grant Van Dyke	3	x	2,400	1,429	(2)
Richard A. Zona	3	x	3,000	15,026	Yes

(1)	Mr. Caulk was first elected to the Board of Directors on October 21, 2004. The Company expects that Mr. Caulk will satisfy the stock ownership guidelines on or prior to October 21, 2008, the fourth anniversary of the date he was first elected to the Board of Directors.

(2)	Mr. Van Dyke was first elected to the Board of Directors on July 19, 2006. The Company expects that Mr. Van Dyke will satisfy the stock ownership guidelines on or prior to July 19, 2010, the fourth anniversary of the date he was first elected to the Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the Board of Directors in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of the Company’s director and executive compensation programs and administers the Company’s stock option, restricted share and other equity-based plans, reviews the compensation of directors, executive officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission or other regulatory body, including this Compensation Committee Report.

In performing our oversight responsibilities, we have reviewed and discussed the Compensation Discussion and Analysis for the fiscal year ended December 31, 2006. Based on the review and discussions, and subject to the limitations of our role, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2007 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE

Robert L. Caulk, Chair
Andris A. Baltins
Richard A. Zona

OTHER MATTERS

The Board is not aware of any matters that are expected to come before the 2007 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Under the rules of the Securities and Exchange Commission, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2008 Annual Meeting of Shareholders the proposal must be submitted in writing and received by the Secretary of the Company at our principal executive offices by November 7, 2007. If a shareholder intends to introduce an item of business at the 2008 Annual Meeting, without including the proposal in the proxy statement, the Company must receive notice of that intention no later than January 19, 2008. If we do not receive a notice by January 19, 2008, the persons named as proxies in the proxy materials relating to the 2008 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

If a shareholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the notice of nomination must be submitted in writing and received by the Secretary of the Company at our principal executive offices by November 7, 2007. The notice given by a shareholder who proposes a candidate for nomination must include (i) the submitting shareholder’s name and address, (ii) a signed statement as to the submitting shareholder’s current status as a shareholder, the number of shares currently owned and the length of such ownership; (iii) the name of the candidate and a resume or a listing of the candidate’s qualifications to be a director, and (iv) a document evidencing the candidate’s willingness to serve as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.

ADDITIONAL INFORMATION

A copy of the Annual Report of the Company for the year ended December 31, 2006 is being sent to shareholders with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, is included as a part of the Annual Report being sent to shareholders with this Proxy Statement.

Additional copies of the Annual Report, the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from Michael W. Malone, the Vice President-Finance, Chief Financial Officer and Secretary of the Company. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

Michael W. Malone
Vice President — Finance,
Chief Financial Officer and Secretary

ANNEX A

POLARIS INDUSTRIES INC.

2007 OMNIBUS INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1  Establishment.  Polaris Industries Inc., a Minnesota corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Polaris Industries Inc. 2007 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

Subject to the approval of shareholders, the effective date of this Plan shall be February 20, 2007 (the “Effective Date”), which is the date on which the Plan is approved by the Board of Directors of the Company, and shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of This Plan.  The purpose of this Plan is to provide a means through which the Company may provide Employees, Directors, and Third-Party Service Providers of the Company and its Affiliates and Subsidiaries the opportunity to receive compensation consistent with the Company’s compensation goals.

1.3  Duration of This Plan.  Unless sooner terminated as provided herein, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

ARTICLE 2. DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1  “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2  “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3  “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4  “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including, in each case, any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other nonpaper Award Agreements, and the use of electronic, internet or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6  “Cash-Based Award” means an Award, denominated in cash, as described in Article 10.

2.7  “Change of Control” means any of the following:

(a) Any election has occurred of persons to the Board that causes at least one-half of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for election by the Board as members of the Board at a time when more than one-half of the members of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by the Board at a time when at least one-half of the members of the Board were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i) (persons described or deemed described in clauses (i) and/or (ii) are referred to herein as “Incumbent Directors”); or

(b) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities (as defined below) equal to or greater than 35% of the Company Voting Securities unless such acquisition has been designated by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or

(c) Any of the following: (i) a liquidation or dissolution of the Company; (ii) a reorganization, merger or consolidation of the Company unless, following such reorganization, merger or consolidation, (A) the Company is the surviving entity resulting from such reorganization, merger or consolidation or (B) at least one-half of the board of directors of the entity resulting from such reorganization, merger or consolidation consists of Incumbent Directors; or (iii) a sale or other disposition of all or substantially all of the assets of the Company unless, following such sale or disposition, at least one-half of the board of directors of the transferee consists of Incumbent Directors.

As used herein, “Company Voting Securities” means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of the Board.

2.8  “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9  “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

2.10  “Company” means Polaris Industries Inc., a Minnesota corporation, and any successor thereto as provided in Article 19 herein.

2.11  “Covered Employee” means any Employee who is or may (as determined by the Committee in its sole discretion) become a “Covered Employee,” as defined in Code Section 162(m).

2.12  “Director” means any individual who is a member of the Board.

2.13  “Effective Date” has the meaning set forth in Section 1.1.

2.14  “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.15  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16  “Fair Market Value” or “FMV” means as of any applicable date: (i) if the Shares are listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market System (“NASDAQ/NMS”), the closing price, regular way, of the Shares on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Shares are not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Shares are not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Shares are not listed for trading on a national securities exchange, or are not authorized for quotation on NASDAQ/NMS or NASDAQ, or are not published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Shares as determined in good faith by the Committee.

2.17  “Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.18  “Grant Price” means the price established at the time of grant of an SAR that is used to determine the amount of any payment due upon exercise of the SAR.

2.19  “Incentive Stock Option” or “ISO” means an Option that is designated as an Incentive Stock Option and that meets the requirements of Code Section 422, or any successor provision.

2.20  “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) beneficial owner (within the meaning of Rule 16a-1(a) promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.21  “Nonemployee Director” means a Director who is not an Employee.

2.22  “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.23  “Nonqualified Stock Option” or “NQSO” means an Option that is not an Incentive Stock Option.

2.24  “Option” means an Award, as described in Article 6.

2.25  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.26  “Other Stock-Based Award” means an Award, denominated in Shares, as described in Article 10.

2.27  “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.28  “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29  “Performance Measures” means measures as described in Article 12 on which the performance goals are based in order to qualify Awards as Performance-Based Compensation.

2.30  “Performance Period” means the period of time during which the performance goals must be met in order to determine the amount payable to, and/or the vested interest of a Participant, with respect to an Award.

2.31  “Performance Share” means an Award, as described in Article 9, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32  “Performance Unit” means an Award under Article 9 herein, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33  “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.34  “Plan” means this Polaris Industries Inc. 2007 Omnibus Incentive Plan.

2.35  “Plan Year” means the calendar year.

2.36  “Prior Plans” mean the Polaris Industries Inc. 1995 Stock Option Plan, 1999 Broad-Based Stock Option Plan, Restricted Stock Plan, and 2003 Nonemployee Director Stock Option Plan.

2.37  “Restricted Stock” means an Award, as described in Article 8, with respect to which Shares are awarded on the date of grant of Award.

2.38  “Restricted Stock Unit” means an Award, as described in Article 8, with respect to which Shares are awarded upon the satisfaction or lapse of the restrictions applicable thereto.

2.39  “Share” means a share of common stock of the Company, par value $.01 per share.

2.40  “Stock Appreciation Right” or “SAR” means an Award, as described in Article 7.

2.41  “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.42  “Third-Party Service Provider” means any consultant, agent, advisor, independent contractor, or other service provider who renders services to the Company, a Subsidiary, or an Affiliate that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE 3. ADMINISTRATION

3.1  General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2  Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3  Delegation.  The Committee may delegate to one or more of its members or to one or more officers or employees of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the number of Shares or amount of cash subject to any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares and/or amount of cash subject to Awards that such officer(s)

may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In addition, the Board may exercise any of the powers and authority of the Committee under the Plan. In the event of any delegation of authority under this Section 3.3, or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as applicable, to the delegate of the Committee or to the Board.

ARTICLE 4. SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS

4.1  Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:

(i) One million seven hundred and fifty thousand (1,750,000) Shares, plus

(ii) The number of Shares subject to outstanding awards under the Company’s Prior Plans as of the Effective Date to the extent that such Shares cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares). No further awards shall be made under the terms of the Prior Plans on or after the Effective Date.

(b) No more than one hundred fifty thousand (150,000) Shares of the Share Authorization may be issued pursuant to Full-Value Awards; provided, however, to the extent that any Shares subject to outstanding Full-Value Awards under the Prior Plans as of the Effective Date cease for any reason to be subject to such awards as stipulated in Section 4.1(a)(ii) herein, shall also be grantable as Full-Value Awards.

(c) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one million seven hundred and fifty thousand (1,750,000) Shares.

4.2  Share Usage.  Shares covered by an Award shall only be counted against the Share Authorization to the extent they are actually issued; provided, however, the full number of Shares subject to a Stock Appreciation Right granted that are settled by the issuance of Shares shall be counted against the Share Authorization, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Right. Furthermore, any Shares withheld to satisfy tax withholding obligations on Awards issued under the Plan and Shares withheld to pay the exercise price of Awards under the Plan shall be counted against the Share Authorization. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall not reduce the Share Authorization. The Shares available for issuance under this Plan may be authorized and unissued Shares.

4.3  Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee shall not be intended to qualify as Performance-Based Compensation, subject to the adjustment in accordance with Section 4.4, in any Plan Year, no Participant shall be granted Options in respect of more than 600,000 Shares, Full-Value Awards in respect of 125,000 Shares or Cash-Based Awards in respect of more than $7,000,000.

4.4  Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee may also make appropriate adjustments in, or modify, the terms of any Awards under this Plan in connection with, or in anticipation of, any of the foregoing corporate events or transactions, including adjustments and/or modifications of performance goals, changes in the length of Performance Periods and changes in the expiration dates of Options or SARs. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the Share Authorization, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1  Eligibility.  Individuals eligible to participate in this Plan include all Employees, Directors, including Nonemployee Directors, and Third-Party Service Providers.

5.2  Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

ARTICLE 6. STOCK OPTIONS

6.1  Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

6.2  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares with respect to which the Option is exercisable, the conditions upon which the Option shall become vested and/or exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3  Option Price.  The Option Price for each Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares with respect to which the Option is exercisable, as determined on the date of grant. For this purpose, the date of grant of an Option shall be the date on which the Committee (or, if authorized pursuant to Section 3.3, an authorized officer of the Company) approves such Option, or such later date as the Committee (or such officer) may specify in such authorization.

6.4  Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine, as specified in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

6.5  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6  Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company, in full as determined by the

Committee in its discretion, in the manner set forth in the Award Agreement, which shall be one or more of the following: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by the withholding of a number of Shares having a Fair Market Value on the date of exercise equal to the Option Price; (e) any other method approved or accepted by the Committee in its sole discretion or (f) by a combination of (a), (b), (c), (d), and/or (e).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9  Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.10  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1  Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares with respect to which the SAR is exercisable, as determined on the date of grant. For this purpose, the date of grant of an SAR shall be the date on which the Committee (or, if authorized pursuant to Section 3.3, an authorized officer of the Company) approves such SAR, or such later date as the Committee (or such officer) may specify in such authorization.

7.2  SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4  Exercise of SARs.  SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5  Settlement of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7  Other Restrictions.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an SAR granted under this Article 7 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

7.8  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all SARs outstanding on the date of such Change in Control shall become immediately and fully exercisable.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan, Restricted Stock and/or Restricted Stock Units may be granted to Participants in such amounts and upon such terms as shall be determined by the Committee in its sole discretion.

8.2  Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable securities laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or under any blue sky or state securities laws applicable to such Shares or minimum holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8 or in the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

The Company may place on any certificate representing Shares issued to a Participant pursuant to this Section 8.3 any such legend(s) as the Company or the Committee may deem appropriate.

8.4  Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Polaris Industries Inc. 2007 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Polaris Industries Inc.

8.5  Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7  Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.8  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to Restricted Stock or Restricted Stock Units shall terminate fully.

ARTICLE 9. PERFORMANCE UNITS/PERFORMANCE SHARES

9.1  Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of this Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms as shall be determined by the Committee in its sole discretion.

9.2  Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will, subject to the terms and conditions of this Plan, determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3  Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4  Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5  Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

9.6  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Units and Performance Shares shall immediately become fully vested.

ARTICLE 10. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

10.1  Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms as shall be determined by the Committee in its sole discretion.

10.2  Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3  Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, subject to the terms and conditions of the Plan.

10.4  Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5  Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 11. TRANSFERABILITY OF AWARDS

11.1  Transferability.  Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.

11.2  Committee Action.  The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

11.3  Domestic Relations Orders.  Without limiting the generality of Section 11.1, and notwithstanding Section 11.2, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

ARTICLE 12. PERFORMANCE MEASURES

12.1  Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share or earnings per share growth, total units, or unit growth;

(c) Net sales, sales growth, total revenue, or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price or relative share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share or change in market share;

(o) Customer retention or satisfaction;

(p) Working capital targets; and

(q) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2  Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3  Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4  Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

ARTICLE 13. NONEMPLOYEE DIRECTOR AWARDS

Nonemployee Directors may only be granted Awards under the Plan in accordance with this Article 13 and such Awards shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a Committee of the Board, service of a Nonemployee Director as Chair of the Board, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the foregoing, the Board shall grant such Awards to Nonemployee Directors and any Nonemployee Chair of the Board, and grant New Nonemployee Director Awards, as it shall from time to time determine.

ARTICLE 14. DIVIDENDS AND DIVIDEND EQUIVALENTS

Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, other than an Option or SAR, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

ARTICLE 15. BENEFICIARY DESIGNATION

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

ARTICLE 16. RIGHTS OF PARTICIPANTS

16.1  Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company or its Affiliates or Subsidiaries at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2  Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3  Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 17. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

17.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, (i) neither the Option Price of an Option nor the Grant Price of an SAR may be lowered, (ii) a new Award may not be granted in exchange for the cancellation of an outstanding Award, and (iii) no Option or SAR for which the Option Price or Grant Price, as applicable, is less than the Fair Market Value of the Shares underlying the Option or SAR, may be cancelled in exchange for a cash payment. In addition, no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee shall make equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Nothing in this Section 17.2 shall be construed to limit the Committee’s authority under Section 12.2.

  17.3  Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4  Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

ARTICLE 18. WITHHOLDING

18.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, as set forth in the applicable Award Agreement, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the amount required to be withheld. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 19. SUCCESSORS

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20. GENERAL PROVISIONS

20.1  Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

20.2  Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares, including the legends described in Sections 8.3 and 8.4.

20.3  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4  Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5  Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8  Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9  Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b) Determine which Employees, Directors, or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees, Directors, or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10  Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13  Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14  Deferred Compensation.  Notwithstanding any other provision of the Plan, the Committee may cause any Award to comply with or to be exempt from Section 409A of the Code and may interpret this Plan in any manner necessary to ensure that Awards under the Plan comply with or are exempt from Section 409A of the Code. In the event that the Committee determines that an Award should comply with or be exempt from Section 409A and that a Plan provision or Award Agreement provision is necessary to ensure that such Award complies with or is exempt from Section 409A of the Code, such provision shall be deemed included in the Plan or such Award Agreement.

20.15  Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.16  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.17  Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Minnesota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Minnesota, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

POLARIS INDUSTRIES INC.

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 19, 2007
9:00 a.m.

Corporate Headquarters
2100 Highway 55
Medina, MN 55340

Polaris Industries Inc. 2100 Highway 55 Medina, MN 55340	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 19, 2007.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing this proxy, you revoke all prior proxies and appoint Thomas C. Tiller and Michael W. Malone, and each of them, as Proxies, with full power of substitution, to vote your shares of Common Stock, $.01 par value of Polaris Industries Inc., on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders to be held on April 19, 2007, or any postponements or adjournments thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday April 18, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pii/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 18, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Polaris Industries Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

   Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Directors:	☐	Vote FOR	☐	Vote WITHHELD
			all nominees		from all nominees
Class II (one-year term ending in 2008): 01 William Grant Van Dyke			(except as marked)

Class I (three-year term ending in 2010): 02 Andris A. Baltins 03 Robert L. Caulk 04 Thomas C. Tiller

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Polaris Industries Inc. 2007 Omnibus Incentive Plan.	☐	For	☐	Against	☐	Abstain

3.	Upon such other business as may properly come before the meeting or any adjournments thereof.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. If a partnership, please sign in partnership name by authorized person.